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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WORLD FUEL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street, Suite 400
Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 29, 2014

April 11, 2014

        Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION will be held on Thursday, May 29, 2014, at 8:00 a.m., local time, at our offices at 9800 Northwest 41st Street, Miami, Florida 33178 for the following purposes:

  1.
  To elect as directors the eight nominees named in the attached Proxy Statement;

  2.
  To conduct a non-binding, advisory vote on executive compensation;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2014 fiscal year;

  4.
  To reapprove the material terms of the performance measures under the World Fuel Services Corporation 2006 Omnibus Plan (as amended and restated) (the "Omnibus Plan"); and

  5.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        These matters are more fully discussed in the accompanying Proxy Statement.

        Shareholders of record at the close of business on April 3, 2014 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        Whether or not you expect to be present at the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors
WORLD FUEL SERVICES CORPORATION

R. Alexander Lake, Jr. Senior Vice President, General Counsel and Corporate Secretary

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 11, 2014.

Our proxy statement and annual report are available online at: www.proxyvote.com

WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street, Suite 400
Miami, Florida 33178

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2014

        The following proxy materials are available to you at www.proxyvote.com:

  •
  our Annual Report for the fiscal year ended December 31, 2013;

  •
  our 2014 Proxy Statement (including all attachments thereto);

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  the proxy card; and

  •
  any amendments to the foregoing materials that are required to be furnished to shareholders.

        Among other things, this Proxy Statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to the shareholders; and (iii) information concerning voting for these matters at the meeting.

INTRODUCTION

        This Proxy Statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by the Board of Directors (the "Board") for the 2014 Annual Meeting of Shareholders. The terms "World Fuel," "Company," "we," "our" and "us" used in this Proxy Statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

        We are utilizing the Securities and Exchange Commission ("SEC") rule allowing companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, on or about April 11, 2014, we sent our shareholders at the close of business on April 3, 2014 a Notice of Internet Availability of Proxy Materials for the 2014 Annual Meeting (the "Notice"). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials at no charge included in the Notice.

        Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card, voter instruction form, or Notice, as applicable), so that your shares will be represented whether or not you attend the annual meeting.

 QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What Is the Date, Time and Place of the Annual Meeting?

        Our 2014 Annual Meeting of Shareholders will be held on Thursday, May 29, 2014, at 8:00 a.m., local time, at our offices at 9800 Northwest 41st Street, Miami, Florida 33178.

What Is the Purpose of the Annual Meeting?

        At the annual meeting, our shareholders will be asked to:

  •
  elect eight directors, each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified;

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  approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below;

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  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2014 fiscal year;

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  reapprove the material terms of the performance measures under the Omnibus Plan; and

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  consider and act upon such other business as may properly come before the meeting.

Who Is Entitled to Vote at the Annual Meeting?

        Only holders of record of our common stock at the close of business on April 3, 2014, the record date for the meeting, are entitled to notice of, and to attend and vote at the annual meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 71,978,096 shares of our common stock were issued and outstanding and were held by approximately 331 holders of record.

What Do I Need to Bring with Me in Order to Attend the Annual Meeting?

        If you are a shareholder of record, you will need to bring with you to the meeting any proxy card that is sent to you and valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

        If you own shares held in street name, bring with you to the meeting your most recent brokerage statement or a letter from your bank, broker, or other record holder indicating that you beneficially owned shares of our common stock on April 3, 2014 and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. If you intend to vote at the meeting, you also will need to bring to the meeting a legal proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

What Are the Voting Rights of Our Shareholders?

        Our shareholders have one vote per share of our common stock owned on the record date for each matter properly presented at the annual meeting. For example, if you owned 100 shares of our common stock at the close of business on April 3, 2014, you can cast 100 votes for each matter properly presented at the annual meeting.

What Constitutes a Quorum?

        A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the meeting in person or by proxy. If a quorum is not present at the meeting, we expect to postpone or adjourn the meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What Are "Broker Non-Votes" and How Are They Treated?

        A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your shares are held in "street name" by a broker, your broker is the shareholder of record. However, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or NYSE, allow brokers the discretionary authority to vote your shares with respect to "routine" matters but not "non-routine" matters.

        "Proposal No. 3—Ratification of Independent Registered Certified Public Accounting Firm" is a routine matter that brokers have the discretionary authority to vote on without the beneficial owner's instructions. "Proposal No. 1—Election of Directors", "Proposal No. 2—Non-Binding, Advisory Vote on Executive Compensation" and "Proposal No. 4—Reapproval of the Material Terms of the Performance Measures Under the Omnibus Plan" are non-routine matters. Therefore, if brokers do not receive instructions from beneficial owners to vote their shares regarding Proposal Nos. 1, 2 and 4, the brokers cannot vote such shares for Proposal Nos. 1, 2 and 4 and, accordingly, any such shares will be broker non-votes and will not have any effect on the outcome of the vote. In addition, if other matters are properly brought before the meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.

How Are Abstentions Treated?

        Abstentions will not be counted as votes cast in the final tally of votes with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

Will My Shares Be Voted if I Do Not Provide My Proxy?

        If your shares are held in the name of a bank, broker or other nominee, they may be voted by the bank, broker or other nominee with respect to "routine" matters (as described above under the caption "What Are "Broker Non-Votes" and How Are They Treated?") even if you do not give the bank, broker or other nominee specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

Why Did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

        Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our Proxy Statement and Annual Report. This process has allowed us to expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.

How Do I Vote?

To Vote by Internet, Telephone or Mail:

        You can vote by proxy whether or not you attend the annual meeting. To vote by proxy, shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

  •
  To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

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  To vote by telephone, shareholders should dial the number listed on your proxy card, your vote instruction form or Notice. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

  •
  If you received a Notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

          1)     By Internet: www.proxyvote.com

          2)     By phone: use the phone number listed on the Notice.

        To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on May 28, 2014.

To Vote in Person:

        If the shares are registered in your name, you must bring a valid photo identification and deliver your completed proxy card or ballot in person.

        If you hold the shares in "street name," you will need to bring a valid photo identification to the annual meeting and obtain a legal proxy from your bank, broker or other nominee to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

What Vote Is Required for the Proposals?

  Proposal 1: Directors are elected by a plurality of the total number of votes cast, which means the eight nominees who receive the largest number of properly cast votes will be elected as directors.

  Proposal 2: The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote with respect to executive compensation.

  Proposal 3: The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year.

  Proposal 4: The affirmative vote of a majority of the votes cast on the proposal is required for the reapproval of the material terms of the performance measures under the Omnibus Plan.

How Does the Board Recommend I Vote on the Proposals?

        The Board recommends that you vote:

  •
  "FOR" the election of each of the nominees for director named in this Proxy Statement;

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  "FOR" the approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below;

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  "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2014 fiscal year; and

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  "FOR" reapproval of the material terms of the performance measures under the Omnibus Plan.

How Will My Proxy Holders Vote?

        The enclosed proxy designates Michael J. Kasbar, our President and Chief Executive Officer, and Paul H. Stebbins, our Executive Chairman, each with full power of substitution, to hold your proxy and vote your shares. Messrs. Kasbar and Stebbins will vote all shares of our common stock represented by properly executed proxies received in time for the annual meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Stebbins intend to vote all shares of our common stock represented by proxies that are properly executed by the record holder but otherwise do not contain voting instructions as follows:

  •
  "FOR" the election of each of the nominees for director named in this Proxy Statement;

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  "FOR" the approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below;

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  "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2014 fiscal year;

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  "FOR" reapproval of the material terms of the performance measures under the Omnibus Plan; and

  •
  in accordance with the recommendation of our Board of Directors, "FOR" or "AGAINST" all other matters as may properly come before the annual meeting.

Can I Change My Vote After I Have Voted?

        Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by (i) filing with our Corporate Secretary a duly executed revocation of proxy, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) appearing at the meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

        We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this Proxy Statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Eight individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All of such persons are presently directors.

        The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed as nominees in the table below. We do not contemplate that any nominee named in the table will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board of Directors chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. The Board presently consists of eight directors.

        The following table sets forth certain information with respect to each nominee for election to the Board. The biographies of each of the nominees and directors set forth in the paragraphs following the table contain information regarding the individual's service as a director, business experience, director positions held currently or within the last five years, information regarding involvement in certain legal and administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that led to the conclusion that the individual should serve as a director of the Company.

        Immediately after the 2014 Annual Meeting of Shareholders, Mr. Stebbins will step down as Executive Chairman of the Board and the Board will appoint Mr. Kasbar to serve as Chairman of the Board. Mr. Stebbins will continue to serve as a member of the Board and, commencing on January 1, 2015, will serve as a non-employee director following his retirement as an employee of the Company.

Nominees for Election:

Name and Current Position	Age	Year First Became Director
Michael J. Kasbar President and Chief Executive Officer	57	1995
Paul H. Stebbins Executive Chairman of the Board of Directors	57	1995
Ken Bakshi Chairman of the Compensation Committee and the Nominating Subcommittee of the Governance Committee and Member of the Governance and Technology and Operations Committees	64	2002
Richard A. Kassar Chairman of the Technology and Operations Committee and Member of the Audit, Compensation and Governance Committees	66	2002
Myles Klein Member of the Audit and Governance Committees	75	1995
John L. Manley Member of the Audit, Governance and Technology and Operations Committees	65	2010
J. Thomas Presby Chairman of the Audit Committee and Member of the Governance Committee and Nominating Subcommittee of the Governance Committee, Lead Independent Director	74	2003
Stephen K. Roddenberry Chairman of the Governance Committee and Member of the Compensation Committee, Presiding Director	65	2006

Background and Experience of Director Nominees:

        MICHAEL J. KASBAR has served as President and Chief Executive Officer of the Company since January 2012 and has served as a director of the Company since June 1995. From July 2002 to December 2011, he served as President and Chief Operating Officer of the Company. From January 1995 to July 2002, he served as Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, and its affiliated companies. Mr. Kasbar co-founded Trans-Tec Services, Inc. in 1985 and has extensive executive experience in the fuel services business. Mr. Kasbar is also a member of the Business Roundtable. Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 18 years of service to our Company and 30 years of experience in the fuel services business. Mr. Kasbar is the first cousin of Richard A. Kassar, a director of the Company.

        PAUL H. STEBBINS has served as our Executive Chairman of the Board since January 2012 and has served as a director of the Company since June 1995. From July 2002 to December 2011, he served as Chairman of the Board and Chief Executive Officer of the Company and, from August 2000 to July 2002, he served as President and Chief Operating Officer. From January 1995 to August 2000, Mr. Stebbins served as President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, and its affiliated companies. Mr. Stebbins co-founded Trans-Tec Services, Inc. in 1985 and has extensive executive experience in the fuel services business. Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 18 years of service to our Company and 30 years of experience in the fuel services business. In December 2006, Mr. Stebbins joined the board of directors of First Solar, Inc., a NASDAQ company, and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees. Mr. Stebbins is a member of the Board of Trustees of the New World Symphony of Miami, Florida and the Amigos de las Americas Foundation of Houston, Texas. Mr. Stebbins is also a member of the leadership council of Fix The Debt Campaign (fixthedebt.org) and serves on the Energy Security Leadership Council of S.A.F.E. (Securing America's Future Energy).

        KEN BAKSHI has served as a director of the Company since August 2002. Mr. Bakshi has served as Executive Chairman of the board of directors of Amala Inc., a skin care products company, since July 2013. From April 2008 to July 2013, he was Chairman of the board of directors and Chief Executive Officer of Amala Inc. Since June 2003, Mr. Bakshi has also been managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately-owned equity investment and consulting companies. From March 2006 through June 2009, he was Vice Chairman of the board of directors of Row 2 Technologies, a software development firm he co-founded, and from December 2002 to February 2006, he was employed by Row 2 Technologies as Chief Executive Officer. From July 2000 to December 2002, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1998 to 2000, Mr. Bakshi served as Senior Vice-President of Wyeth (formerly known as American Home Products Corp.), a NYSE company. Prior to 1998, Mr. Bakshi served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994. Mr. Bakshi has extensive experience in private equity investments, management consulting and technology and significant executive experience running operating units within large multinational publicly-traded corporations.

        RICHARD A. KASSAR has served as a director of the Company since August 2002. Mr. Kassar has been employed as President of Freshpet Company, a pet food company, since January 2011, and is currently a principal of Go7Brands, LLC, a brand management company, where he also serves as Senior Vice-President and Chief Financial Officer. From October 2006 to December 2010, he was the Chief Executive Officer of Freshpet Company, and, from February 2002 to July 2006, Mr. Kassar was the Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products. From 1986 to December 1999, he was employed by Chock Full O'Nuts, a coffee company, in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a NASDAQ company until March 2010 and then an over-the-counter pink sheet company, which was sold in October 2011. Until March 2010, Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a NASDAQ company until August 2009 and then an over-the-counter pink sheet company, which was sold in November 2009. Mr. Kassar has extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive. Mr. Kassar is the first cousin of Michael J. Kasbar, our President and Chief Executive Officer and a director of the Company.

        MYLES KLEIN has served as a director of the Company since February 1995. Mr. Klein is a Certified Public Accountant. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton. Subsequent to 1985, Mr. Klein practiced as Myles Klein, P.A. or Klein & Barreto, P.A. until July 2006 when he sold his accounting practice to Klein, Mendez & Rothbard, LLC. Mr. Klein has over 35 years of experience advising a broad range of clients in corporate finance, tax and accounting matters and significant experience in the management of accounting firms.

        JOHN L. MANLEY has served as a director of the Company since October 2010. Mr. Manley retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner, the last three years of which Mr. Manley was

Managing Partner of Deloitte's Northeast Region Audit and Enterprise Risk Services Practice. While at Deloitte, Mr. Manley was also a member of the Northeast Region's Executive Committee, Deloitte's Audit and Enterprise Risk Services Executive Committee and Deloitte and Touche LLP's board of directors. Mr. Manley founded and was the National Director of Deloitte's Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities. Before joining Deloitte, Mr. Manley had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission ("CFTC") in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC. Mr. Manley now serves as a director and member of the audit committee of UBS Trust Company N.A. Mr. Manley is a Certified Public Accountant (inactive) and has extensive executive management, financial reporting, risk management and regulatory experience.

        J. THOMAS PRESBY has served as a director of the Company since February 2003. Mr. Presby has used his business experience and professional qualifications to forge a second career of essentially full-time board service since he retired in 2002 as a partner in Deloitte Touche Tohmatsu, an accounting and consulting firm. At Deloitte, Mr. Presby held numerous positions in the U.S. and abroad, including the posts of Deputy Chairman and Chief Operating Officer. Mr. Presby now serves as a director and chairman of the audit committee of INVESCO Ltd. and ExamWorks Group, Inc., each a NYSE company, and First Solar, Inc., a NASDAQ company. Mr. Presby was also a director of TurboChef Technologies, Inc., a NASDAQ company, from November 2003 until January 2009, American Eagle Outfitters, Inc. from December 2005 until January 2011 and director and chairman of the audit committee of Tiffany & Co. from November 2003 until May 2012. As Mr. Presby has no significant business activities other than board service, he is available full time to fulfill his board responsibilities. Mr. Presby is a Certified Public Accountant and a holder of the NACD Certificate of Director Education. Mr. Presby has extensive experience in finance and accounting as well as significant management experience in the U.S. and abroad and, as the chairman of the audit committees of three other public companies, he has extensive board experience. Mr. Presby was named one of the top 100 directors of 2011 by the NACD.

        STEPHEN K. RODDENBERRY has served as a director of the Company since June 2006. Mr. Roddenberry is a partner in the law firm of Akerman LLP where he has been employed as an attorney since 1988. Mr. Roddenberry has extensive experience in private equity, mergers and acquisitions, investment management, venture capital, public finance and securities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE DIRECTOR NOMINEES.

BOARD OF DIRECTORS

        The Board has four committees: the Governance Committee, the Audit Committee, the Compensation Committee and the Technology and Operations Committee. During 2013, the Board met ten times. Each current director attended at least 80% of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he served.

Corporate Governance Matters

        The Board has established and adopted Corporate Governance Principles which govern the appointment, retention, responsibilities, qualifications and conduct of the Board and its committees. The Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE.

        In addition, members of our Audit Committee must meet the independence standards for Audit Committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the independence standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the NYSE listing standards and Section 162(m) of the Internal Revenue Code (the "Code"). The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director's independence.

        Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Our Board affirmatively determined that all six existing non-management directors, Messrs. Bakshi, Kassar, Klein, Manley, Presby and Roddenberry are independent of us and our management under NYSE listing standards, and our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar's ability to exercise his independent judgment as our director. Messrs. Kasbar and Stebbins are not deemed to be independent directors because of their employment relationship with us. As a result, Messrs. Kasbar and Stebbins are precluded from sitting on our Audit, Compensation and Governance Committees.

        All of our non-management directors serve on our Governance Committee and meet in executive session (without management present) prior to each scheduled Board meeting and at other times as they may deem necessary. In accordance with the Governance Committee charter, the Chairman of the Governance Committee, currently Mr. Roddenberry, presides over the meetings of our non-management directors as the "presiding director" for NYSE purposes.

        All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Corporate Conduct and Ethics, or Code of Conduct. The Code of Conduct is intended to provide guidance to all of our employees, officers and directors as to conduct over a wide range of business practices and procedures. Failure to comply with the Code of Conduct may result in disciplinary action, up to and including dismissal. The Code of Conduct covers all areas of professional conduct, including compliance with laws (including antitrust, embargoes and trade sanctions, anti-boycott, money laundering and the environment), work environment, conflicts of interest, protecting corporate assets, taking corporate opportunities, company records, insider trading, political activities and contributions, external communications, financial reporting and disclosure, accounting controls as well as specific matters that relate to conducting business on our behalf such as bribes and kickbacks, gifts and entertainment and dealing with government officials. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers on our website at www.wfscorp.com. Our website and information contained on our website are not part of this Proxy Statement and are not incorporated by reference in this Proxy Statement.

        We encourage employees and others to report violations of the Code of Conduct and any other unlawful or inappropriate practices they discover relating to our business. The Code of Conduct sets forth procedures for employees to file confidential and anonymous reports of any such violations or practices. In addition, the Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedure for employees to contact our Vice President of Internal Audit, the Audit Committee, any other committee, the Board or any Board member regarding questionable accounting or auditing matters is set forth in the Code of Conduct. We have advised employees of our policy not to retaliate or take any other detrimental action against employees who submit such complaints in good faith.

        It is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors attended the 2013 Annual Meeting of Shareholders, other than one director who did not stand for re-election.

        Our Corporate Governance Principles, the Code of Conduct and the charters of each of the Board committees are available on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of these documents may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at our address shown below.

        Any interested party can contact our Board, any Board committee, our presiding director, our lead independent director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, (ii) contacting our compliance hotline at 877-787-8742 (Toll Free Domestic) or 770-776-5690 (Collect) or (iii) accessing www.reportlineweb.com/wfs on the Internet. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

        Our Corporate Governance Principles prohibit our independent directors from serving on the board of directors of more than three other publicly-traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director. We believe we have a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board.

Board Leadership Structure

        The Board regularly considers the appropriate leadership structure for the Company and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for the Company at different times, and it makes this decision based on its evaluation of current circumstances. When making this decision, the Board considers factors such as:

  •
  the person filling each role;

  •
  the presence of a lead independent director and the person in that role;

  •
  the composition, independence, and effectiveness of the entire Board;

  •
  other corporate governance structures in place; and

  •
  the Company's management succession plan.

        From July 2002 to December 2011, Mr. Stebbins served as both our Chief Executive Officer and Chairman of the Board. Beginning in January 2012, the roles of Chief Executive Officer and Chairman were separated, with Mr. Stebbins serving as Executive Chairman and Mr. Kasbar serving as President and Chief Executive Officer. As announced on April 11, 2014, assuming that both Messrs. Stebbins and Kasbar are re-elected to the Board, immediately after the 2014 Annual Meeting of Shareholders, Mr. Stebbins will step down as Executive Chairman and the Board will appoint Mr. Kasbar to serve as Chairman of the Board in addition to his role as President and Chief Executive Officer. Mr. Stebbins will continue to serve as a member of the Board and, commencing on January 1, 2015, will serve as a non-employee director following his retirement as an employee of the Company.

        Our Board believes that our Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board given that he has the primary responsibility for managing the Company's day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses. The Board also believes that the Chief Executive Officer serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board's overall decision-making process.

        In making its decision to combine the roles of Chief Executive Officer and Chairman of the Board, the Board considers the following strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management:

  •
  the presence of, and the responsibilities and authority of, the Board's strong lead independent director;

  •
  the Board is comprised of a super-majority of independent non-management directors;

  •
  each of the Board's standing committees is comprised of and chaired solely by independent non-management directors;

  •
  the independent non-management directors meet in regular executive sessions without management present to discuss the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and

  •
  all Board members have unrestricted access to management and outside advisors.

        Our lead independent director is elected annually by the non-management directors and has duties consistent with best practices, including: (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors at which the Chairman of the Governance Committee is not present; (ii) serving as a liaison between the Chairman of the Board and the non-management directors; (iii) approving meeting agendas for the Board; (iv) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) having the authority to call meetings of the non-management directors; and (vi) if requested by major shareholders, ensuring that he or she is available for consultations and direct communication. Currently, Mr. Presby serves as our lead independent director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the non-management directors.

Board's Role in Risk Oversight

        The role of the Board is to understand the nature of the material risks we face and, based upon the information brought to its attention by management and our risk management processes, policies and procedures, evaluate whether such processes, policies and procedures are reasonably designed to respond to and mitigate the risks we face. Throughout the year, the Board and its committees receive periodic reports from management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

        The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described below:

  •
  The Board considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions;

  •
  The Audit Committee considers risks associated with the financial reporting and disclosure process, major litigation and regulation and legal compliance and discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules;

  •
  The Compensation Committee considers risks associated with our compensation policies and practices;

  •
  The Governance Committee, in conjunction with the Compensation Committee, considers risks associated with management development and succession; and

  •
  The Technology and Operations Committee considers risks associated with information technology operations.

        Each committee also provides periodic reports to the Board on the risks pertaining to their principal areas of focus so that the Board is informed of our risk profile.

        We also regularly perform enterprise-wide risk management assessments. The principal purposes of the assessment are to (i) ensure that enterprise risk management efforts are focused and directly linked to the underlying strategy of the organization; (ii) implement a sustainable and scalable framework to identify, manage and monitor risk; (iii) assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and (iv) enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans. The results of these risk assessments are regularly communicated to the Board.

        Each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including named executive officers. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. The Compensation Committee's goals in this process include ensuring that there are controls in place to (i) safeguard us from unwarranted exposure to particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

Committees of the Board

        The following table illustrates the current membership of each of our committees, which are composed entirely of independent directors:

	Audit	Compensation	Governance	Technology and Operations
Ken Bakshi		Chairman	X	X
Richard A. Kassar	X	X	X	Chairman
Myles Klein	X		X
John L. Manley	X		X	X
J. Thomas Presby	Chairman		X
Stephen K. Roddenberry		X	Chairman

        Each of our committees operates under a written charter adopted by the Board which addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. During 2013, each of the committees reviewed its charter, and the Audit Committee and Compensation Committee revised their charters. The revised charters of those committees were subsequently approved by the Board. A current copy of each of the committee charters can be found on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Each committee charter also provides that the committee will annually review its performance. In early 2014, members of each of the Audit Committee, the Compensation Committee, and the Governance Committee conducted evaluations of their respective committee's performance during 2013, in accordance with the requirements of the applicable committee charters.

The Governance Committee and Nominating Subcommittee

        Currently, the Governance Committee consists of six independent directors: Messrs. Bakshi, Kassar, Klein, Manley, Presby and Roddenberry, who serves as Chairman. The Board has determined that each member of the Governance Committee is independent pursuant to NYSE listing standards. The Governance Committee meets in executive session (without management present) prior to each scheduled Board meeting and at other times as it deems necessary. Each meeting of the Governance Committee is presided over by its Chairman. The Governance Committee held four meetings during 2013.

        The primary functions of the Governance Committee are to:

  •
  recommend to the Board the corporate governance principles and polices applicable to us;

  •
  lead the Board in its annual performance evaluation of the Board and its individual members;

  •
  identify individuals qualified to become members of the Board;

  •
  recommend to the Board the director nominees for the annual meeting of shareholders;

  •
  recommend to the Board the members to serve on the Board's committees;

  •
  review and approve related person transactions; and

  •
  annually evaluate the performance of the named executive officers and discuss any changes to the named executive officers' compensation.

        In considering Board nominees, the Governance Committee reviews various skills and characteristics required of Board members in the context of the current composition of the Board. Although there are no specific, minimum qualifications that must be met by each nominee, the Governance Committee generally evaluates the candidate's intellect, integrity and judgment, and his or her knowledge, skills and experience, including experience in the fuel and transportation industries, securities markets, business and finance as well as public service in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board. The Governance Committee makes this determination in the context of an assessment of the perceived needs of the Board at the time of the evaluation. The Governance Committee believes that its goal is to assemble the best Board possible that will bring to us a variety of perspectives and skills derived from high quality business and professional experience. The Governance Committee does not consider racial or gender diversity in its selection of director nominees. The Governance Committee evaluates all nominees for director based on the above criteria, including nominees recommended by shareholders.

        The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of two of the members at large of the Governance Committee, Messrs. Presby and Bakshi, who serves as Chairman.

        Our By-Laws provide that a shareholder wishing to nominate a director at a shareholders' meeting must deliver written notice to our Corporate Secretary that meets the procedural and disclosure requirements set forth in our By-Laws, including disclosure of: (1) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in our securities; (2) information we deem appropriate to ascertain the nominee's qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (3) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary.

        Pursuant to these advance notice provisions, any shareholder who intended to nominate a director at the 2014 Annual Meeting of Shareholders was required to deliver a notice to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Suite 400, Miami, FL 33178 not less than 90 days (March 3, 2014) nor more than 120 days (January 31, 2014) prior to the anniversary date of the 2013 Annual Meeting of Shareholders (May 31, 2014). A nomination not made in accordance with the procedures set forth in our By-Laws is void. If a submission is in proper form as provided under our By-Laws, the Governance Committee will apply the same standards to the evaluation of a shareholder nominee as it applies to nominees submitted by others.

        In addition to considering candidates suggested by shareholders, the Governance Committee considers potential candidates recommended by current directors, employees and others. The Governance Committee may also retain professional search firms to identify director candidates. The Governance Committee has the sole authority to approve the fees and other retention terms of any such firms.

The Audit Committee

        The Audit Committee consists of Messrs. Kassar, Klein, Manley and Presby, who serves as Chairman. The Audit Committee held nine meetings during 2013. Assuming that both Messrs. Manley and Presby are re-elected to the Board, immediately after the 2014 Annual Meeting of Shareholders, Mr. Presby will step down as Chairman of the Audit Committee and the Audit Committee will appoint Mr. Manley as its Chairman.

        The Board has determined that all of the members of the Audit Committee meet the NYSE standards of independence, financial literacy and accounting or related financial management expertise, and the SEC's requirements with respect to the independence of audit committee members. The Board has determined that two members of the Audit Committee, Messrs. Manley and Presby, meet the SEC's definition of an "audit committee financial expert."

        The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. The Board has determined that Mr. Presby's simultaneous service on the audit committees of three other public companies will not impair his ability to effectively serve on our Audit Committee because (i) he is fully retired and has ample time to devote to his director and committee responsibilities and (ii) service on multiple audit committees results in specialization and increased knowledge of regulations and audit committee issues and should thereby improve quality and efficiency.

        Our management is responsible for preparing our consolidated financial statements and for the financial reporting process. The independent registered certified public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. Acting for the Board, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions:

  •
  reviews the qualifications, independence and performance of our independent registered certified public accounting firm;

  •
  approves the appointment of our independent registered certified public accounting firm for the ensuing year;

  •
  reviews the scope and budget for the annual audit;

  •
  reviews with the independent registered certified public accounting firm the results of the audit engagement, including a review of the consolidated financial statements;

  •
  approves all audit and non-audit services to be provided by the independent registered certified public accounting firm;

  •
  reviews the scope of, and compliance with, our internal controls;

  •
  reviews the effectiveness of our internal audit function; and

  •
  recommends to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K.

Report of the Audit Committee

        The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2013 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm's communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by the Company's independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from the Company and its management.

        In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the 2013 fiscal year for filing with the SEC.

J. Thomas Presby, Chairman
Richard A. Kassar, Member
Myles Klein, Member
John L. Manley, Member

The Compensation Committee

        The Compensation Committee consists of Messrs. Kassar, Roddenberry and Bakshi, who serves as Chairman. During 2013, the Compensation Committee held eight meetings. The Board has determined that each member of the Compensation Committee is independent pursuant to NYSE listing standards, Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship to us or any of our subsidiaries which is material to such director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a subsidiary of ours or an affiliate of one of our subsidiaries.

        The role of the Compensation Committee is to establish and oversee the compensation plans, policies and programs applicable to our executive officers. The Compensation Committee's primary responsibilities are:

  •
  annually determining our goals and objectives relevant to the compensation of our Chief Executive Officer and Chairman of the Board (if an officer of the Company);

  •
  evaluating the performance of our Chief Executive Officer and Chairman of the Board (if an officer of the Company) in light of such goals and objectives;

  •
  establishing the compensation levels of our Chief Executive Officer and Chairman of the Board (if an officer of the Company), including long-term incentive compensation, based on this evaluation;

  •
  annually reviewing and approving goals and objectives relevant to the other named executive officers, based upon recommendations of our Chief Executive Officer;

  •
  evaluating the performance of each named executive officer in light of such goals and objectives;

  •
  establishing the named executive officers' compensation levels, including long-term incentive compensation, based on this evaluation and the recommendations of our Chief Executive Officer;

  •
  annually reviewing and approving the compensation of other executive officers, if any, based upon recommendations of our Chief Executive Officer;

  •
  reviewing and making recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans;

  •
  establishing and monitoring compliance with stock retention and ownership requirements for executive officers;

  •
  approving employment, severance and consulting contracts with executive officers; and

  •
  reviewing and making recommendations to the Board on all matters of non-management director compensation, including stock ownership requirements.

The Technology and Operations Committee

        The Technology and Operations Committee currently consists of three non-management directors, Messrs. Bakshi, Manley and Kassar, who serves as Chairman. The Technology and Operations Committee held five meetings during 2013. The primary purpose of the Technology and Operations Committee is to oversee our significant technology and operations initiatives. In addition, as described above, the Technology and Operations Committee is responsible for oversight of risks associated with information technology operations.

Compensation of Directors

  Fees Earned or Paid in Cash

        The current fee structure for our non-management directors is as follows:

  •
  the annual fee payable to non-management directors for their service on the Board is $60,000 per year,

  •
  the fee payable to the lead independent director is $15,000 per year;

  •
  the fee payable to members of the Audit Committee, the Compensation Committee and the Technology and Operations Committee is $6,000 per year for each committee served, while the fee payable to members of the Nominating Subcommittee is $4,000 per year; and

  •
  the fee payable to the Chairman of the Audit Committee is $18,000 per year, while the fee payable to Chairman of the Compensation Committee and Governance Committee is $15,000 per year and the fee payable to the Chairman of the Technology and Operations Committee and Nominating Subcommittee is $12,000 per year.

        Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

  Equity Awards

        In 2013, the Board elected to grant each non-management director approximately $135,000 worth of restricted stock units ("RSUs") (of which $10,000 worth of RSUs is the fee for service on the Governance Committee), which resulted in each non-management director receiving 3,301 RSUs. These RSUs vest on the earlier of: (i) the day prior to the 2014 annual meeting of the shareholders that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 50% of the underlying shares will be issued. The issuance of the remaining 50% of the shares will be deferred for three years from the grant date or until the non-management director ceases to be a member of the Board, whichever occurs first.

        The table below summarizes the compensation paid by us to our non-management directors for services rendered in 2013. Directors who are employed by us do not receive additional compensation for serving as directors.

 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Ken Bakshi	$102,996	$135,011	$533	$238,540
Richard A. Kassar	90,000	135,011	533	225,544
Myles Klein	66,000	135,011	533	201,544
Abby F. Kohnstamm(4)	30,000	—	661	30,661
John L. Manley	72,000	135,011	533	207,544
J. Thomas Presby	102,996	135,011	533	238,540
Stephen K. Roddenberry	81,000	135,011	533	216,544

(1)
The amounts shown in this column represent the estimated aggregate grant-date fair value of the RSU awards granted to the non-management directors in 2013. The estimated aggregate grant-date fair value of these awards is based on the grant-date fair market value of our common stock, as defined in the Omnibus Plan, and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant-date fair value of RSU awards are set forth in Note 8 to the notes to the consolidated financial statements in Item 15 of our Annual Report on Form 10-K for year ended December 31, 2013.

(2)
The aggregate number of RSUs, Stock-Settled Stock Appreciation Rights ("SSARs") and stock units held by each non-management director serving at December 31, 2013 was as follows:

Name	RSUs	SSARs	Stock Units(a)
Ken Bakshi	23,703	11,895	12,597
Richard A. Kassar	23,703	11,895	—
Myles Klein	23,703	11,895	—
John L. Manley	8,773	3,387	—
J. Thomas Presby	23,703	5,495	12,597
Stephen K. Roddenberry	23,703	11,895	—
  (a)
  These stock units represent stock awards made to non-management directors prior to 2010 that the directors elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.

(3)
The amounts shown in this column represent dividend equivalents paid to directors with respect to outstanding RSUs.

(4)
Ms. Kohnstamm did not stand for re-election at our 2013 Annual Meeting of Shareholders. Accordingly, this amount reflects compensation earned through May 2013.

Director Stock Ownership Guidelines

        Each non-management director is required to accumulate, over a period of five years following election to the Board, a minimum of five times the annual fee for service on the Board, or $300,000, in our common stock. All of our directors have achieved stock ownership levels in excess of the amount required. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

INFORMATION CONCERNING EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our executive officers who served in 2013 and lists their current titles. A summary of the background and experience of each executive officer, other than Messrs. Kasbar and Stebbins, is set forth in the paragraphs following the table. The background and experience of Messrs. Kasbar and Stebbins are described above in the section titled "Proposal No. 1—Election of Directors." All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer
Michael J. Kasbar President and Chief Executive Officer	57	1995
Paul H. Stebbins Executive Chairman of the Board of Directors	57	1995
Ira M. Birns Executive Vice President and Chief Financial Officer	51	2007
Michael S. Clementi Aviation Segment President, World Fuel Services, Inc.(1)	52	1998

(1)
World Fuel Services, Inc. is our principal domestic operating subsidiary.

        IRA M. BIRNS has served as our Executive Vice President and Chief Financial Officer since April 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President-Investor Relations of Arrow Electronics, Inc., a NYSE company and electronics distributor. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989 to 1996.

        MICHAEL S. CLEMENTI has served as Aviation Segment President of World Fuel Services, Inc., our principal domestic operating subsidiary, since April 1998. From August 1994 to March 1998, he served as Senior Vice President of World Fuel Services, Inc.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 3, 2014, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2013; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned(2)
Name of Beneficial Owner(1)	Number of Shares of Common Stock Owned(3)		Number of Shares of Common Stock which may be Acquired from SSARs Exercisable Within 60 Days(5)	Number of Shares of Common Stock which may be Acquired Within 60 Days(6)	Percent(7)
Holding more than 5%:
FMR, LLC(8)	9,775,806		—	—	13.6%
Ruane, Cunniff & Goldfarb, Inc.(9)	6,516,789		—	—	9.1%
Clifton Park Capital Management, LLC(10)	5,570,802		—	—	7.7%
BlackRock, Inc.(11)	4,441,444		—	—	6.2%
The Vanguard Group, Inc.(12)	3,919,462		—	—	5.4%
Named executive officers and directors:
Paul H. Stebbins	466,368		—	—	*
Michael J. Kasbar	852,097	(13)	1,467	—	1.2%
Ira M. Birns	73,091	(14)	805	—	*
Michael S. Clementi	160,259	(4)	—	—	*
Ken Bakshi	20,414		—	36,300	*
Richard A. Kassar	34,173		2,462	23,703	*
Myles Klein	28,829		2,462	23,703	*
J. Thomas Presby	20,414		2,462	36,300	*
Stephen K. Roddenberry	54,064		2,462	23,703	*
John L. Manley	9,195		1,337	8,773	*
All executive officers and directors as a group (10 persons)	1,718,904		13,457	152,482	2.6%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178.

(2)
The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 3, 2014 through the exercise of any stock option or other right. In determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of April 3, 2014 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(3)
The number of shares shown includes shares that are individually or jointly owned, shares over which the individual has either sole or shared investment or voting power, and shares owned by members of the individual's family that reside in the same home as the individual.

(4)
This amount includes 58,507 shares of restricted stock held by the named executive officer that have not yet vested. The named executive officer may vote the shares of restricted stock but may not transfer the shares or receive dividends prior to vesting.

(5)
This column reflects the number of shares that could be received pursuant to SSARs exercisable at April 3, 2014 or within 60 days thereafter under our Omnibus Plan. The number of shares of common stock that could be obtained from SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of April 3, 2014, by the difference between the closing price of $44.70 for our common stock on April 3, 2014 and the SSAR exercise price and (b) dividing such number by $44.70.

(6)
This column reflects stock units relating to stock grants that were deferred pursuant to our Non-Employee Director Stock Deferral Plan and RSUs granted to non-management directors pursuant to the Omnibus Plan that have vested and are held in the account of the director until their departure from the Board.

(7)
The percentages shown are based on 71,978,096 shares of common stock issued and outstanding on April 3, 2014.

(8)
Based on information disclosed, as of February 14, 2014, in a Schedule 13G/A, as filed with the SEC, FMR, LLC, 245 Summer Street, Boston, Massachusetts 02210, a parent holding company in accordance with Rule 13d-1(b)(ii)(G) of the Exchange Act, is the beneficial owner of 9,775,806 shares of our outstanding common stock, of which they hold sole voting power for 2,392,359 shares and investment power for all of the shares.

(9)
Based on information disclosed, as of February 18, 2014, in a Schedule 13G/A, as filed with the SEC, Ruane, Cunniff & Goldfarb, Inc., 767 Fifth Avenue, New York, NY 10153-4798, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, is the beneficial owner of 6,516,789 shares of our outstanding common stock, of which they hold sole voting power for 4,772,619 shares and investment power for all of the shares.

(10)
Based on information disclosed, as of February 14, 2014, in a Schedule 13G/A, as filed with the SEC, Clifton Park Capital Management, LLC, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1645, an investment company filing under Rule 13d-1(c) of the Exchange Act, are the beneficial owners of 5,570,802 shares of our outstanding common stock, of which they hold shared voting power and investment power for all of the shares.

(11)
Based on information disclosed, as of January 31, 2014, in a Schedule 13G/A, as filed with the SEC, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, is the beneficial owner of 4,441,444 shares of our outstanding common stock, of which they hold sole voting and investment power for all of the shares.

(12)
Based on information disclosed, as of February 12, 2014, in a Schedule 13G/A, as filed with the SEC, The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, Pennsylvania 19355, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and two wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., are the beneficial owners of 3,919,462 shares of our outstanding common stock. The Vanguard Group, Inc. holds sole voting power for 45,908 shares and sole investment power for 3,878,854 and shared investment power for 40,608 shares.

(13)
Includes 203,784 shares that were pledged as collateral for a personal loan. The amount shown also excludes 490,000 shares of restricted stock which represent the maximum number of shares that may be acquired by Mr. Kasbar under the 2012 Special Long-Term Incentive Award (defined below) in 2017. Pursuant to the terms of the restricted stock grant agreement, Mr. Kasbar agreed not to exercise any voting rights with respect to those restricted shares prior to vesting.

(14)
Excludes 85,000 shares of restricted stock which represent the maximum number of shares that may be acquired by Mr. Birns under the 2012 Special Long-Term Incentive Award in 2017. Pursuant to the terms of the restricted stock grant agreement, Mr. Birns agreed not to exercise any voting rights with respect to those restricted shares prior to vesting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based solely on a review of such reports that were filed with the SEC, all filings required of directors and Section 16 officers and persons who own more than 10% of our common stock in 2013 were made on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance goals. These performance goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        This Compensation Discussion and Analysis discusses and analyzes our executive compensation policies and principles for our named executive officers and describes the compensation provided to these named executive officers in 2013. For 2013, our named executive officers were:

Name	Title
Paul H. Stebbins	Executive Chairman
Michael J. Kasbar	President and Chief Executive Officer
Ira M. Birns	Executive Vice President and Chief Financial Officer
Michael S. Clementi	Aviation Segment President

Executive Summary

Philosophy and Objectives

        The Compensation Committee has designed our executive compensation programs based on the following core principles:

  •
  Pay for Performance:  Our executive compensation programs should be strongly linked to our performance in creating shareholder value and should be reasonable relative to the level of shareholder value created.

  •
  Transparency:  Our executive compensation programs should be transparent to shareholders through clear disclosure and should be simple and easy for both executives and the Compensation Committee to understand and administer.

  •
  Attraction, Motivation and Rewarding of Exceptional Talent:  Our compensation programs should be effective in attracting, motivating, rewarding and retaining the exceptional management talent that is required to achieve above-average growth and profitability.

  •
  Performance Measurement:  Since there are very few comparable publicly-held companies against which to accurately measure our performance and executive compensation with any precision, our incentive compensation programs should be based upon our performance in creating shareholder value rather than our performance in relation to any peer group. Because of high variability in business conditions, our performance should be measured and rewarded primarily over annual periods.

  •
  Multi-Year Vesting Requirements:  In order to promote retention of our named executive officers and provide further incentive for creating shareholder value, executives should be required to provide services over multi-year periods in order to vest in equity-based awards.

  •
  Alignment with Shareholder Interests:  Our compensation programs should be effective in aligning the interests of our executives and our shareholders through the use of equity-based compensation awards and equity ownership and retention guidelines for our executives.

        The Compensation Committee strives to set named executive officer pay that is reasonable in relation to financial performance. For Messrs. Stebbins, Kasbar and Birns in 2013, financial performance was measured by growth in our U.S. GAAP net income ("Net After-Tax Income"). Mr. Clementi's compensation is determined under a separate program that measures financial performance by the growth in the net operating income of the Company's aviation segment ("Aviation NOI"), of which he is President.

Highlights of 2013 Compensation Program

        Our 2013 Compensation Program reflects our core principles. Specifically,

  •
  Performance Metrics are Aligned with Value Creation—Annual cash incentive awards and annual equity performance-based awards are earned only if our growth in Net After-Tax Income or, in the case of Mr. Clementi, our growth in Aviation NOI, exceeds a threshold level;

  •
  Annual Compensation is Capped—Annual cash incentive awards and annual equity performance-based awards under our comprehensive incentive compensation program ("Annual Incentive Program") are subject to a maximum and the total direct compensation that can be earned by any of our named executive officers under the Annual Incentive Program is capped;

  •
  Anti-Hedging Policy—Our hedging policy prohibits our executive officers from (1) engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock or (2) buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities.

  •
  Stock Ownership and Retention Guidelines—Our executive officers are subject to stock ownership guidelines. In 2013, we increased the ownership guideline of our Chief Executive Officer from 5x base salary to 7x base salary and determined to exclude from the calculation for any executive officer shares that are pledged as collateral. Our current stock ownership guidelines range from 7x base salary for our Chief Executive Officer, 5x for our Executive Chairman and our Chief Financial Officer to 3x for all other executive officers. Furthermore, our named executive officers are required to retain 50% of any net after-tax shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier). All of our named executive officers are in compliance with the stock ownership requirements currently in effect.

Pay for Performance Alignment

        Our Compensation Committee believes that the compensation of our named executive officers should be strongly linked with the financial performance of, and reasonable in relation to, the level of shareholder value created. As demonstrated in the chart below, during the past several years, we believe the Total Realizable Compensation of our named executive officers has been in alignment with our total shareholder return ("TSR") over the relevant period.

 Total Realizable Compensation of Named Executive Officers vs. Indexed TSR*

Indexed TSR
Total Realizable Compensation (in thousands)
$250
$200
$150
$100
$50
$-
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
FY 2009
FY 2010
FY 2011
FY 2012
FY 2013

* The indexed TSR represents the value of $100 invested in the Company's common stock on December 31, 2008 and assumes that all dividends are re-invested in our stock.

Mr. Stebbins
Mr. Kasbar
Mr. Birns
Mr. Clementi
Indexed TSR

        This illustration is made using the named executive officers' "Total Realizable Compensation" for their performance in each of fiscal years 2009 through 2013 (see "Alternate Summary Compensation Table" beginning on page 34 for more information regarding fiscal year 2013 and the calculation of "Total Realizable Compensation").

2013 Say-on-Pay Vote

        At our 2013 Annual Meeting of Shareholders, the Company sought and received, by an overwhelming majority (over 97% of votes cast, excluding abstentions and non-votes), shareholder approval of the 2012 compensation of the Company's named executive officers. The Compensation Committee reviewed the favorable results of the Company's 2013 Say-on-Pay vote and determined not to materially alter our compensation practices for 2013.

Role of Compensation Committee and Management in Executive Compensation

        The Compensation Committee is comprised entirely of independent directors and is advised by independent compensation consultants retained by the Compensation Committee.

        Annually, the Compensation Committee reviews and assesses:

  •
  with respect to each named executive officer, his responsibilities and roles with respect to overall corporate policy-making and strategy, management, operations and administration, the importance of retaining the executive, the executive's length of service and individual performance evaluations;

  •
  recent and historical growth and profitability and forecasts for the upcoming years, recent stock price movements, current and expected business conditions and cost of capital; and

  •
  the nature, amounts, award terms and mix of all elements of the named executive officers' compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles as described above under "Executive Compensation Philosophy."

        When making decisions regarding current compensation, the Compensation Committee also reviews comprehensive tally sheets to ensure that it is fully informed of all the compensation and benefits each named executive officer has received as an employee of the Company. The tally sheets include information such as the aggregate amounts realized from prior years' compensation, the potential future payout scenarios at various levels of growth taking into account any outstanding unearned performance-based awards, and the current value (as compared to the grant date value) of outstanding equity awards and of each named executive officer's shareholdings in the Company (what some commentators call an "accumulated wealth analysis"). However, the Compensation Committee does not specifically use such tally sheets or accumulated wealth analysis as a material factor in determining the named executive officer's compensation for a given year.

        The Compensation Committee strongly believes that:

  •
  value realized on prior years' compensation from stock appreciation is the reward for the executive officer's work over that period and the achievement of our long-term goals;

  •
  to reduce current year compensation because an executive has realized gains based on a desired creation of shareholder value, or otherwise to give significant weight to an accumulated wealth analysis when making decisions regarding current compensation, is counterproductive and poses an unnecessary risk to shareholder value; and

  •
  in order to maintain the best group of executives to lead the Company, we must provide a compensation package each year that represents a fair and reasonable reward for the Company's performance that year and the executive's role in it.

        Following these reviews and assessments, the Compensation Committee determines the compensation packages for each named executive officer (other than Mr. Clementi, whose compensation package was established in 2008 in connection with his employment agreement) which it believes are reasonable in relation to the levels of shareholder value created at each level of Company performance. This process is subjective and involves the exercise of discretion and judgment. The Compensation Committee does not use a formula in which stated factors or their interrelationships are quantified and weighted (either in general or as to each named executive officer).

Independent Compensation Consultants

        In 2013, the Compensation Committee used three independent compensation consultants: Independent Compensation Committee Adviser, LLC ("ICCA") for a portion of the year, Compensation Strategies, Inc. ("Compensation Strategies") for the remainder and Mr. John R. Benbow for the entire year. In May 2013, ICCA resigned from serving as one of our independent compensation consultants, citing health reasons of its sole principal. ICCA had been providing consulting services to the Compensation Committee since January 2004 and was engaged directly by the Compensation Committee to provide ongoing advice with respect to our compensation programs for our named executive officers. In October 2013, the Compensation Committee engaged Compensation Strategies to replace ICCA. Until May 2013, ICCA assisted the Compensation Committee in identifying key issues, reviewed and commented upon all plans, agreements or other documents the Compensation Committee was asked to adopt or approve, reviewed reports, explained relevant information, provided feedback to the Compensation Committee and attended meetings of the Compensation Committee. Starting in October 2013, Compensation Strategies assumed these duties and responsibilities. Mr. Benbow served as Chairman of the Compensation Committee until his retirement from the Board in May 2007 and was thereafter engaged directly by the Compensation Committee to assist the Compensation Committee in the fulfillment of its duties and responsibilities and to provide ongoing advice with respect to our compensation programs for our named executive officers. ICCA, Compensation Strategies and Mr. Benbow reported directly and exclusively to the Compensation Committee and did not provide services to management. ICCA, Compensation Strategies and Mr. Benbow, following his retirement from the Board and engagement as a compensation consultant, have not performed other services for the Company unrelated to executive compensation and non-employee director compensation. The Compensation Committee has assessed the independence of each of ICCA, Compensation Strategies and Mr. Benbow pursuant to SEC rules (including, without limitation, any business or personal relationships between ICCA, Compensation Strategies or Mr. Benbow and a member of the Compensation Committee and any business or personal relationships between our executive officers and ICCA, Compensation Strategies or Mr. Benbow) and concluded that their work for the Compensation Committee does not raise any conflict of interest.

Compensation Program

Elements of Compensation

        The Compensation Committee uses a variety of compensation elements to establish individual compensation programs for each of its named executive officers. The table below sets forth the compensation elements that the Compensation Committee uses in its programs and the objective of each of these elements.

Compensation Element	Objective	Key Features
Base Salary	• Provide cash compensation for performing management job responsibilities	• Based on an individual's experience, tenure and capacity for growth

Annual Performance-Related Cash Incentive Awards	• Motivate and reward management's achievement of annual growth in profitability

•

Calculated as a % of Company's Net After-Tax Income or Aviation NOI in the case of Mr. Clementi

•

Earned based on annual growth in the Company's Net After-Tax Income or Aviation NOI in the case of Mr. Clementi

•

Paid in February/March of the next year, but included in the Summary Compensation Table in the year for which it was earned

Compensation Element	Objective	Key Features
Performance-Related Equity-Based Awards

•

Align management interests with those of shareholders

•

Motivate and reward achievement of sustainable earnings growth as a significant portion of pay is at risk until the sustainability of Company performance has been tested over a reasonable period of time

•

Provide further long-term incentives for creating shareholder value

•

Promote retention

•

Awarded in the form of performance-based RSUs and, with respect to Mr. Stebbins, service-based RSUs

•

Performance-based RSUs are earned based on annual growth in the Company's Net After-Tax Income or Aviation NOI in the case of Mr. Clementi

•

Once earned, RSUs vest over a period of time based on continued service

•

Paid in February/March of the next year, and included in the Summary Compensation Table in the year in which it was paid (i.e. the year after)

Employee Benefits and Executive Perquisites	• Retain highly qualified executives over the course of their careers

•

Participation in 401(k) plan and health, disability and life insurance plans on the same terms as all employees and country club memberships for business meetings and entertainment

•

We do not provide any pension or other defined benefit retirement plans

        In connection with performance-related awards for Messrs. Stebbins, Kasbar and Birns, the Compensation Committee may (1) use its discretion to determine on a case-by-case basis the extent of recognition or charges to After-Tax Net Income derived from companies acquired by mergers or other corporate transactions and the manner of recognition, and (2) elect to restructure any incentive award formula in the event of a significant merger or acquisition by any means the Compensation Committee determines in its discretion to be reasonable. For Mr. Clementi, the maximum positive impact to total direct compensation from any acquisitions completed in the Aviation segment during the performance year cannot exceed $1,500,000. Finally, for all named executive officers, the Compensation Committee may exercise negative discretion on the prescribed incentive awards in accordance with the terms of the EIP and Omnibus Plan, as deemed appropriate by the Compensation Committee, such as when there is a disconnect between TSR and compensation.

        In addition to the compensation elements set forth above, the Compensation Committee may grant sign-on awards, special retention awards or other discretionary awards from time to time. The Compensation Committee uses these awards to attract, reward and retain key executives that it believes are integral to our overall long-term success, as well as to promote business continuity and drive growth. These types of awards are also used to further align executives' interests with those of the Company's shareholders and diversify the mix of compensation under the executive's compensation program.

2013 Compensation Program Overview

        In 2013, our Compensation Committee used each of the compensation elements described in the table above in establishing the executive compensation programs for Messrs. Kasbar, Birns and Clementi and determined the amounts that could be earned for each of these elements in accordance with our pay-for-performance philosophy. Base salary was the only fixed portion of the named executive officers' direct compensation and represented the smallest portion of the total compensation each executive could earn. The 2013 base salaries of Messrs. Kasbar, Birns and Clementi ranged from 17% to 30% of the maximum cash compensation that each executive could earn if the maximum performance levels were achieved. The remainder of the direct compensation for Messrs. Kasbar, Birns and Clementi (consisting of annual performance-related cash incentive, RSUs and RSAs) was variable and designed to share with these named executive officers a portion of the Company's Net After-Tax Income (Aviation NOI in the case of Mr. Clementi) at each level of growth that is achieved.

        Recognizing his role and distinct responsibilities as Executive Chairman, the Compensation Committee maintains a separate compensation program for Mr. Stebbins with higher fixed compensation and a significantly reduced performance-based component. Consequently, Mr. Stebbins' compensation program for 2013 consisted of base salary, performance-related and service-based equity-based awards, standard employee benefits, minimal executive perquisites and did not include any cash incentive awards. Mr. Stebbins' employment agreement, as amended effective January 1, 2012, provides for a base salary of $750,000.

Kasbar and Birns Compensation Program

        For 2013, the Compensation Committee reviewed the compensation program for Messrs. Kasbar and Birns and approved maintaining its comprehensive incentive compensation award approach established in 2009. In accordance with this approach, each of Messrs. Kasbar and Birns will receive annual cash and equity-based incentive awards equal to a prescribed portion of the Net After-Tax Income created at each level of Net After-Tax Income growth, as long as a threshold Net After-Tax Income growth is achieved. As higher levels of Net After-Tax Income growth are achieved, the prescribed portion of the Net After-Tax Income earned by Messrs. Kasbar and Birns increases (i.e., the slope of the graph line marking the incentive payouts at each growth level is curvilinear, which is why we refer to that slope as the "incentive payout curve"). In general, as larger incentive awards are earned by Messrs. Kasbar and Birns, an increasing portion of the incentive awards is provided as equity-based incentive awards with retention requirements, and a decreasing portion is provided as cash incentive awards. The Compensation Committee also establishes a cap for total direct compensation (base salary, annual cash incentive award and performance-based equity award).

        For 2013, the Committee approved the following metrics for the 2013 comprehensive incentive compensation award for each of Messrs. Kasbar and Birns:

  •
  the threshold for Net After-Tax Income growth was set at 3%, the same threshold as 2012;

  •
  the maximum Net After-Tax Income growth was set at 40%, the same maximum as 2012; and

  •
  total direct compensation for 2013 under the program would be capped at $10,000,000 for Mr. Kasbar and $4,200,588 for Mr. Birns.

        For 2013, our year-over-year change in Net After-Tax Income was 7.3%, which resulted in Mr. Kasbar earning (i) an annual cash incentive award of $453,828 and (ii) a $549,463 performance-based equity award and Mr. Birns earning (i) an annual cash incentive award of $275,500 and (ii) a $76,867 performance-based equity award.

Stebbins Compensation Program

        The Compensation Committee has established a separate compensation program for Mr. Stebbins with higher fixed compensation and a significantly reduced performance-based component. Mr. Stebbins' employment agreement, as amended effective January 1, 2012, provides for a base salary of $750,000, which is subject to change from time to time as determined by the Compensation Committee. In addition, the Compensation Committee approved the following compensation program for 2013 for Mr. Stebbins:

  •
  a grant of service-based RSUs with a grant date value of $250,000, or 6,316 RSUs, vesting on the first anniversary of the date of grant provided Mr. Stebbins remains employed by the Company on that date;

  •
  a grant of performance-related RSUs with a grant date value of $250,000, or 6,316 RSUs, subject to the following terms:

  •
  the threshold for Net After-Tax Income growth was set at 11%; and

  •
  the maximum Net After-Tax Income growth was set at 15%;

  •
  total direct compensation for 2013 under the program would be capped at $1,250,000.

        For 2013, our year-over-year change in Net After-Tax Income was 7.3%, consequently, Mr. Stebbins' performance-related RSUs were not earned.

Clementi Compensation Program

        Under the separate compensation program that was established by the Compensation Committee in March 2008 for Mr. Clementi, he receives a base salary of $500,000, which has not been increased since 2008, and is eligible to receive performance-related cash incentive and RSU awards based on the performance of the Company's aviation segment, of which he is President.

        Under his compensation program, Mr. Clementi is eligible to receive a percentage of the net operating income of the aviation segment that varies according to the achievement of specified levels of Growth in Aviation NOI up to a maximum of $5,000,000 in total compensation. Under the program, Growth in Aviation NOI is calculated as the percent of growth above a baseline net operating income established at the beginning of the year. The baseline net operating income for a particular year is the final net operating income of the aviation segment for the preceding year, adjusted to reflect the annualized net operating income of any businesses acquired in the preceding year (the "Aviation NOI"). Effective January 1, 2013, Mr. Clementi's employment agreement was amended (the "2013 Amendment") to remove the return on working capital percentage ("ROWC") adjustment to the Aviation NOI. For any calendar year in which Growth in Aviation NOI is negative, Mr. Clementi is not entitled to receive an annual cash incentive award or performance-related RSU award and the total compensation calculation for the following calendar year will be negatively impacted by lowering the percentages of net operating income paid out at each level of Growth in Aviation NOI achieved for that year. However, pursuant to the 2013 Amendment, for 2013 only, the calculation of Growth in Aviation NOI for 2013 was not negatively impacted by the negative 2012 Growth in Aviation NOI.

        In the event Mr. Clementi's total compensation calculated under the program for a particular calendar year is $1,000,000 or less, any balance left after subtracting his base salary is allocated to his annual cash incentive award. In the event Mr. Clementi's total compensation under the program exceeds $1,000,000, the excess amount is allocated 50% to an annual cash incentive award and 50% to an RSU award (50% of which will vest on the third anniversary of the grant date and 50% of which will vest on the fourth anniversary of the grant date subject to the executive's continued service). Mr. Clementi's compensation under the program is capped at $5,000,000, and for 2013, the maximum positive impact from any acquisitions completed in the 2013 calendar year could not exceed $1,500,000.

        For purposes of Mr. Clementi's compensation for 2013, Growth in Aviation NOI was 14.2% after taking into account the adjustments discussed above. Accordingly, under Mr. Clementi's program, he earned an annual cash incentive award of $1,477,445 and $977,445 in performance-based RSUs for 2013.

2013 Compensation

Base Salary

        The 2013 base salaries of Messrs. Kasbar, Birns and Clementi ranged from 17% to 30% of the maximum cash compensation that each executive could earn if the maximum performance levels were achieved. There were no base salary increases in 2013 for our named executive officers.

Annual Performance-Related Cash Incentive Awards

        The award amounts and percentages for the annual cash incentive awards that could have been earned by Messrs. Kasbar and Birns in 2013 based upon the threshold and maximum performance levels of 3% and 40% growth in Net After-Tax Income, respectively, and the actual cash amount earned based on our achievement of 7.3% growth in Net After-Tax Income in 2013 are set forth in the table below.

2013 Annual Cash Incentive Awards

	Growth in Net After-Tax Income(1)
Executive	Threshold(2)	Maximum(2)	Actual(2)
Michael J. Kasbar,	$ 50,000	$ 3,348,844	$ 453,828
President and Chief Executive Officer	(9%)	(582%)	(79%)
Ira M. Birns,	$ 64,960	$ 1,500,000	$ 275,500
Executive Vice President and Chief Financial Officer	(14%)	(333%)	(61%)

(1)
For each percentage of Net After-Tax Income growth achieved, the portion of incremental Net After-Tax Income that would be paid to these named executive officers (as a combination of an annual cash incentive award and an equity-based award) was approximately: 8.0% - 17.5% for Mr. Kasbar and 3.4% - 7.2% for Mr. Birns. For Net After-Tax Income growth achieved between two percentage points, the executive would earn a portion of Net After-Tax Income growth achieved based upon the incentive payout curve established by the Compensation Committee.

(2)
The threshold, maximum and actual award payouts are shown in dollar amounts and (in parentheses) as percentages of the base salary of the named executive officer.

        In 2013, the Growth in Aviation NOI was 14.2%. Under Mr. Clementi's compensation program, this entitled him to receive total compensation of $2,954,890, equal to 1.96% of the Aviation NOI for 2013. After subtracting $500,000 for Mr. Clementi's base salary, $1,477,445 was allocated to his annual cash incentive award. Additional information regarding the 2013 annual cash incentive awards can be found in the Grants of Plan-Based Awards Table on page 41 and the related footnotes.

Performance-Related Equity-Based Awards

        The Compensation Committee chose to award RSUs for the performance-related equity awards based on tax considerations. If earned, the vesting of the RSU awards are subject to each executive's continued service and vest as follows: (i) for Messrs. Kasbar and Birns, one-third ratably on the first, second and third anniversary of the grant dates, (ii) for Mr. Stebbins, 100% in March 2014 and (iii) for Mr. Clementi, 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date. The vesting schedule provides an incentive for the executive to remain employed by us throughout the vesting period and for creating long-term shareholder value.

        The grant date values of the performance-related RSU awards that could have been earned by Messrs. Stebbins, Kasbar and Birns at the threshold and maximum performance levels of 3% and 40% (11% and 15% for Mr. Stebbins) growth in Net After-Tax Income, respectively, and the grant date values of the RSUs that were actually earned by Messrs. Stebbins, Kasbar and Birns based on our achievement of 7.3% growth in Net After-Tax Income in 2013 are set forth in the table below.

2013 Performance-Related Equity Awards

	Growth in Net After-Tax Income(1)
Executive	Threshold(2)	Maximum(2)	Actual(2)
Paul H. Stebbins,	$ 62,500	$ 250,000	$ 0
Executive Chairman	(8%)	(33%)
Michael J. Kasbar,	$ 275,000	$ 6,076,156	$ 549,463
President and Chief Executive Officer	(48%)	(1,057%)	(96%)
Ira M. Birns,	$ 16,240	$ 2,250,588	$ 76,867
Executive Vice President and Chief Financial Officer	(4%)	(500%)	(17%)

(1)
For each percentage of Net After-Tax Income growth achieved, the portion of incremental Net After-Tax Income that would be paid to the named executive officer (as a combination of an annual cash incentive award (other than Mr. Stebbins) and an equity based award) was approximately: 0.7% - 5.3% for Mr. Stebbins, 8.0% - 17.5% for Mr. Kasbar, and 3.4% - 7.2% for Mr. Birns. Net After-Tax Income growth that fell between two percentage points would result in a percentage based upon the curvilinear incentive payout curve established by the Compensation Committee.

(2)
The threshold, maximum and actual award payouts are shown in dollar amounts and (in parenthesis) as percentages of the base salary of the named executive officer, based on the estimated grant-date fair value of our common stock underlying such awards.

        Since the Growth in Aviation NOI for 2013 was 14.2%, this entitled Mr. Clementi to receive total compensation of $2,954,890, of which $977,445 was allocated to Mr. Clementi's performance-based equity incentive award pursuant to his compensation program.

Special Equity Awards

        During the evaluation of Messrs. Kasbar and Birns' 2013 compensation, the Compensation Committee determined that each of Messrs. Kasbar and Birns had total compensation opportunities that they believed were below market and that did not provide sufficient alignment with shareholder interests or significant retention incentives. As a result, in March 2013, the Compensation Committee decided to grant Messrs. Kasbar and Birns each a one-time award of SSARs, having an aggregate value of $800,000 and $400,000, respectively. The SSAR awards vest one-third ratably on each of the first, second and third anniversary of the grant date and expire five years from the grant date. Approximately 60% of the total value of each SSAR award has a conversion price equal to the fair market value of the Company's common stock on the date of the grant (the "Grant Date FMV") and the remaining 40% has a conversion price equal to 115% of the Grant Date FMV.

        For 2012, based on the results of Growth in Aviation NOI for the year ended December 31, 2012, Mr. Clementi did not earn any performance-related equity awards under his pre-defined compensation program for that year. However, in recognition of his critical role in limiting credit losses and strategically advancing the aviation segment's business in 2012, the Compensation Committee granted to Mr. Clementi a special equity award in March 2013 in the form of RSAs with a grant-date value of $500,000, or 12,632 shares, all of which vest in March 2014, subject to his continued service. In addition, in March 2013, the Compensation Committee approved a special equity award in the form of an RSA to Mr. Clementi in order to retain and motivate him to achieve long-range goals and to further align his interests with the Company's shareholders. The RSA had a grant date value of $2,500,000, or 58,507 shares, and vests on the fourth anniversary of the grant date, subject to continued service.

Employee Benefits and Executive Perquisites

        In keeping with our pay-for-performance philosophy, only limited standard employee benefits and executive perquisites are provided to our named executive officers as described below in order for us to be successful in attracting and retaining executives. The total amount of employee benefits and executive perquisites provided to the named executive officers during 2013 was only a small percentage of each named executive officer's total compensation.

Retirement and Deferred Compensation

        We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2013, the maximum employee elective contribution to the 401(k) Plan was $16,500, plus an additional $5,500 for employees who were at least 50 years old in 2013. Eligible compensation generally means all wages, salaries and fees for services from us. Matching contributions under the 401(k) Plan are discretionary. For 2013, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan. The portion of an employee's account under the 401(k) Plan that is attributable to matching contributions vests immediately.

        We do not maintain any non-qualified deferred compensation plan or supplemental executive retirement plan for our named executive officers. However, the prior employment agreements in effect for Messrs. Stebbins and Kasbar provided that any bonuses payable to either of them that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which they would be deductible. Payment of the deferred bonus would be made in all events in the year in which the executive's employment terminates or the employment agreement expired. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.

        We do not provide any pension or other defined benefit retirement plans.

Other Benefits and Perquisites

        Our named executive officers are eligible for the same health and welfare benefits as are available to all of our eligible employees during active employment. These benefits include medical, dental, vision, short-term and long-term disability and term life insurance and accidental death and dismemberment coverage. We pay the entire cost of coverage of the term life insurance as well as short-term disability and a portion of the cost of coverage for medical and dental insurance for the named executive officers and their covered dependents.

        Messrs. Stebbins, Kasbar, Birns and Clementi are also provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

Alternate Summary Compensation Table

        The following table summarizes the "Total Realizable Compensation" of our named executive officers for the fiscal year ended December 31, 2013. We define "Total Realizable Compensation" to be the sum of all value earned by the executive from continued employment during the applicable year (the "Calculation Year"), including:

  (1)
  base salary;

  (2)
  benefits and perquisites;

  (3)
  the value as of the grant date of any cash or equity-based incentive award made under the Annual Incentive Program for the Calculation Year;

  (4)
  the change (+/-), from the grant date to December 31 of the Calculation Year, in the current value (as distinct from the expense value) of any equity-based incentive award made during the Calculation Year under the Annual Incentive Program for the year immediately preceding the Calculation Year;

  (5)
  the change (+/-), from December 31 of the year immediately preceding the Calculation Year to December 31 of the Calculation Year (or the date on which the award vests, if earlier), in the current value (as distinct from the expense value) of all outstanding equity-based incentive awards made under the Annual Incentive Program in prior years and for which vesting is subject to continued service during all or any part of the Calculation Year; and

  (6)
  the amortized expense value as of December 31st of the Calculation Year (or the anniversary of the grant date on which the award vests, if earlier), of any option, SSAR, restricted stock, or RSU awards that were granted, other than under the Annual Incentive Program, in the Calculation Year or any prior year and that were unvested as of December 31 of the prior year (or the grant date, if later).

Name and Principal Position	Year	Salary	Benefits and Perquisites	Non-Equity Incentive Plan Compensation	Stock Awards		Change in Current Value	Total
Paul H. Stebbins, Executive Chairman	2013	$750,000	$34,685	$—	$260,113	(1)	$59,930	$1,104,728
Michael J. Kasbar, President and Chief Executive Officer	2013	575,000	44,641	453,828	1,634,250	(2)	207,209	2,914,928
Ira M. Birns, Executive Vice President and Chief Financial Officer	2013	450,000	57,615	275,500	478,822	(2)(3)	112,528	1,374,465
Michael S. Clementi, Aviation Segment President, World Fuel Services, Inc.	2013	500,000	34,020	1,477,445	1,552,606	(4)	18,349	3,582,420

(1)
This amount reflects (i) the amortized expense value of 6,316 service-based RSUs granted to Mr. Stebbins in March 2013, which vest in March 2014 and are included in the Summary Compensation Table for 2013, and (ii) the balance of the amortized expense value for 2013 related to 6,098 service-based RSUs granted to Mr. Stebbins in 2012, which vested in March 2013.

(2)
This amount includes (i) the grant date value of the performance-based RSUs earned by Messrs. Kasbar and Birns under their 2013 Annual Incentive Program ($549,463 and $76,867 for Messrs. Kasbar and Birns, respectively), (ii) the amortized expense value of the special award of SSARs granted to Messrs. Kasbar and Birns in March 2013 (see "Grants of Plan-based Awards" table on page 41 for additional information about these awards) and (iii) the amortized expense value of the performance-based RSAs granted in 2012 ($874,667 and $179,619 for Messrs. Kasbar and Birns, respectively), which would be earned by Messrs. Kasbar and Birns in 2017 based on an estimated compound average annual rate of growth in consolidated earnings per share, on a fully diluted basis ("CAGR in EPS") of 11%, during the five-year measurement period ending December 31, 2016 ("Measurement Period") (see "Outstanding Equity Awards at Fiscal Year-End" table on page 42 for additional information about this award).

(3)
This amount also includes the amortized expense value of a service-based RSU award granted to Mr. Birns in March 2010 in the amount of $116,949.

(4)
This amount includes (i) the grant date value of RSUs earned by Mr. Clementi under his 2013 Annual Incentive Program in the amount of $977,445, (ii) the amortized expense value of a one-time service-based RSU granted in February 2013 in the amount of $539,641 and (iii) the amortized expense value of an SSAR granted to Mr. Clementi in March 2008 in the amount of $35,520 (see "Summary Compensation Table" on page 39 for additional information about the February 2013 award).

Agreements with Executives

        Our Compensation Committee believes that it is important to protect our intellectual capital. Accordingly, we maintain agreements with certain of our named executive officers that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such agreements following termination of employment. The Compensation Committee believes that these agreements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Compensation Committee also deems these agreements to be appropriate and necessary to attract and retain these executives.

        Our Compensation Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See "Potential Payments upon Termination of Employment or Change of Control" beginning on page 44 for a discussion of these agreements and certain compensation and benefits that will be provided in the event of the termination of the employment of our named executive officers.

Equity Grant Practices

        Our equity grant policy provides that equity grants made to executive officers related to prior year performance will be effective on March 15 of each year. Annual grants of equity awards to directors will be effective on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) will be effective on one of the following quarterly dates per year: February 10, May 10, August 10, and November 10.

        Under the terms of the Omnibus Plan, we are not permitted to cancel outstanding stock options or SSARs for the purpose of repricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information. All grants of equity awards to executive officers are approved by the Compensation Committee at a meeting of the Compensation Committee and not by written consent.

Tax and Accounting Implications

Deductibility of Executive Compensation

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. Section 162(m) provides that the Company may not take a federal income tax deduction for compensation in excess of $1 million paid in any year to any of our named executive officers (excluding our Chief Financial Officer) to the extent that such compensation is not "performance-based" as defined under Section 162(m). To qualify as "performance-based," certain pre-established objective performance goals or certain other conditions must be met. Annual cash incentive awards under our EIP and equity-based awards under our Omnibus Plan may be granted in a manner so that they will qualify for the "performance-based" exception to Section 162(m).

        We generally seek to preserve such tax deductibility for compensation to the extent practicable, although the Compensation Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility. Accordingly, in the future, the Compensation Committee may also determine, in light of applicable circumstances, to award certain compensation in a manner that will not preserve the deductibility of such compensation under Section 162(m).

Accounting for Share-Based Compensation

        Before granting equity-based compensation awards, the Compensation Committee considers the accounting impact of the award, including the compensation cost and the grant date fair value, as structured and under various other scenarios in order to analyze the expected impact of the award.

Stock Ownership Policies

        The Compensation Committee has adopted a stock retention requirement and stock ownership guidelines to align the interests of named executive officers with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in the Company's success.

Stock Retention Requirement

        Our named executive officers are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted since January 1, 2005 for three years after the shares are delivered (or until the individual ceases to be an executive officer of the Company, if earlier). All of our named executive officers are in compliance with these retention requirements.

Stock Ownership Requirement

        Our named executive officers are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary
Chief Executive Officer	7
Chairman of the Board (if an executive officer)	5
Chief Financial Officer	5
All Other Executive Officers	3

        Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-lapse restricted stock or RSUs, and the earned portion of performance awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

        The Compensation Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the named executive officers falling out of compliance due to volatility in the stock price. The Compensation Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reduction or elimination of incentive compensation. Furthermore, the Compensation Committee, in its discretion, may determine the appropriate hardship relief, if any, for non-compliance including: allowing named executive officers additional time to regain compliance and suspending ownership requirements in the event of extreme volatility in the Company's stock price.

        The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. All of our named executive officers are in compliance with the above requirements.

Derivatives, Hedging and Pledging Transactions

        We prohibit our directors, executive officers and employees from engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock. We also do not permit the buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

        We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of the General Counsel and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer's respective stock ownership requirement.

Compensation Committee Report on 2013 Executive Compensation

        The Compensation Committee is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Ken Bakshi, Chairman
Richard A. Kassar, Member
Stephen K. Roddenberry, Member

Compensation Committee Interlocks and Insider Participation

        During the 2013 fiscal year, Ken Bakshi, Richard A. Kassar, and Stephen K. Roddenberry served as members of our Compensation Committee. In addition, Abby F. Kohnstamm served as a member of the Compensation Committee until the 2013 Annual Meeting of the Shareholders. During the 2013 fiscal year, none of the members of the Compensation Committee were employed by us, and there were no "compensation committee interlocks" as described under the SEC rules.

Summary Compensation Table

        The following table summarizes the "total compensation" of our named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011 according to the rules promulgated by the SEC.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards(1)(2)		Option Awards		Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)		Total
Paul H. Stebbins	2013	$750,000	$249,987	(5)	$—		$—	$43,105		$1,043,092
Executive Chairman	2012	750,000	3,688,564		—		—	34,639		4,473,203
	2011	575,000	1,572,621		—		2,851,664	40,884		5,040,169
Michael J. Kasbar	2013	575,000	—		800,007	(6)	453,828	46,750		1,875,585
President and Chief	2012	575,000	8,030,546		—		—	38,879		8,644,425
Executive Officer	2011	575,000	1,572,621		—		2,851,664	44,543		5,043,828
Ira M. Birns	2013	450,000	—		400,020	(6)	275,500	62,853	(7)	1,188,373
Executive Vice President	2012	450,000	2,012,060		—		—	35,491		2,497,551
and Chief Financial Officer	2011	450,000	387,402		—		1,222,583	36,214		2,096,199
Michael S. Clementi	2013	500,000	2,999,979	(8)	—		1,477,445	42,446		5,019,870
Aviation Segment President,	2012	500,000	913,896		—		—	35,276		1,449,172
World Fuel Services, Inc.	2011	500,000	1,318,548		—		1,413,896	30,840		3,263,284

(1)
The amounts shown in this column represent the estimated aggregate grant-date fair value of the awards made in each fiscal year relating to common stock, restricted stock and RSUs granted to the named executive officers. All of our RSUs are stock settled. The estimated grant-date fair value of these awards is based on the grant-date market value of our common stock as defined in the Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant-date fair value of awards are set forth in Note 7 (for fiscal years 2012 and 2011) and Note 8 (for fiscal year 2013) to the notes to the consolidated financial statements in Item 15 of our Annual Report on Form 10-K.

(2)
Stock awards are reflected in the year that they are awarded. Consequently, performance-related equity awards earned for financial performance in 2010 and 2011 are reflected in the rows for 2011 and 2012, respectively. In 2012, we did not meet the threshold Net After-Tax Income growth or the threshold Growth in Aviation NOI established by the Compensation Committee. Consequently, no performance-related equity awards are included in the 2013 amounts.

(3)
The amounts shown in this column represent each named executive officer's annual cash incentive award for each corresponding fiscal year under the EIP, which is paid in the year following the year in which the award is earned. For 2013, Messrs. Kasbar and Birns earned annual cash incentive awards based on the achievement of Net After-Tax Income growth of 7.3%, while Mr. Clementi earned his annual cash incentive award based on 14.2% Growth in Aviation NOI.

(4)
The amounts shown in this column represent insurance benefits, club membership dues, matching contributions paid under our 401(k) plan and dividends paid on non-vested restricted stock in each case paid to or on behalf of the named executive officers.

(5)
This amount includes the service based RSUs granted to Mr. Stebbins in March 2013, which vest in March 2014.

(6)
In March 2013, the Compensation Committee evaluated the Annual Incentive Program for Messrs. Kasbar and Birns noting that the total compensation opportunities for each were substantially below the amounts that the Compensation Committee believed were competitive. As a result, the Compensation Committee decided to grant both Messrs. Kasbar and Birns a one-time award of SSARs, 60% of which have a conversion price equal to 100% of the grant-date fair market value of our common stock and 40% of which have conversion price equal to 115% of the grant date fair market value of our common stock. See the "Grants of Plan-Based Awards Table" for more information on these SSARs.

(7)
This amount includes club membership dues in the aggregate amount of $27,125.

(8)
Based on the results of Growth in Aviation NOI ended December 31, 2012, Mr. Clementi did not earn any stock awards pursuant to his compensation program. However, in recognition of his critical role in limiting credit losses and strategically advancing the aviation segment's business in 2012, the Compensation Committee granted to Mr. Clementi a special equity award in March 2013 in the form of RSAs with a grant-date value of $500,000, or 12,632 shares, all of which vest in March 2014, subject to his continued service. This amount also includes an RSA with a grant-date value of $2,500,000, or 58,507 shares, which the Compensation Committee granted to Mr. Clementi in February 2013 in order to retain and motivate him to achieve long-range goals and to further align his interests with the Company's shareholders. These RSAs vest on the four-year anniversary of the grant date, subject to continued service.

Grants of Plan-Based Awards

        The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2013.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity-Based Incentive Plan Awards(1)
								All Other Stock Awards, Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Committee Approval Date	Threshold ($)	Maximum ($)	Threshold (#)	Maximum (#)
Paul H. Stebbins	n/a	03/07/13			1,579	6,316	(3)			$249,987	(3)
Executive Chairman	03/15/13	03/07/13						6,316	(3)	$249,987	(3)
Michael J. Kasbar	n/a	03/14/13	$50,000	$3,348,844
President and Chief	03/15/13	03/14/13						38,431	(4)	$480,003	(4)
Executive Officer	03/15/13	03/14/13						29,991	(4)	$320,004	(4)
Ira M. Birns	n/a	03/14/13	$64,960	$1,500,000
Executive Vice President	03/15/13	03/14/13						21,083	(4)	$263,327	(4)
and Chief Financial Officer	03/15/13	03/14/13						12,811	(4)	$136,693	(4)
Michael S. Clementi	n/a	03/28/13	$826,025	$2,500,000
Aviation Segment President,	03/15/13	02/07/13						12,632	(5)	$499,975	(5)
World Fuel Services, Inc.	02/07/13	02/07/13						58,507	(6)	$2,500,004	(6)

(1)
The amounts shown reflect the threshold and maximum payouts that could have been earned as 2013 annual cash incentive awards under the EIP. Based on the change in Net After-Tax Income for 2013 of 7.3%, Messrs. Kasbar and Birns earned annual cash incentive awards of $453,828 and $275,500, respectively. Please see the discussion regarding the compensation program for Messrs. Kasbar and Birns beginning on page 30 for additional information. Mr. Clementi's annual cash incentive award under the EIP was based on 14.2% Growth in Aviation NOI. Mr. Clementi earned an annual cash incentive award of $1,477,445 for 2013. Please see the discussion regarding the compensation program for Mr. Clementi beginning on page 31 for additional information.

(2)
The amounts shown reflect the estimated aggregate grant-date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant-date market value of our common stock, as defined in the Omnibus Plan and is computed in accordance with FASB ASC Topic 718.

(3)
Includes annual equity grant of RSUs, 50% in the form of service-based RSUs and 50% in the form of performance-related RSUs. The service-based RSUs vest in March 2014. Based on Net After-Tax Income growth for 2013 of 7.3%, Mr. Stebbins did not earn any of the performance-related RSUs. Please see the discussion regarding the compensation program for Mr. Stebbins beginning on page 30 for additional information.

(4)
The amounts shown reflect a one-time discretionary award of SSARs, having an aggregate grant-date value of $800,000 for Mr. Kasbar and $400,000 for Mr. Birns. Approximately 60% of the award to each executive has a conversion price equal to 100% of the grant date fair value ($39.580 per share) and approximately 40% of the awards are premium-priced, having a conversion price equal to 115% of the grant date fair value ($45.517 per share). 33% of the SSARs vest in each of March 2014 and March 2015 and 34% vests in March 2016. All unexercised SSARs will expire on March 15, 2018.

(5)
The amount shown reflects a special performance-based RSA, with a grant date value of $500,000 that was granted in March 2013 in recognition of the executive's critical role in limiting credit losses and strategically advancing the aviation segment's business in 2012. The award vests on the first anniversary of the grant date, subject to continued service.

(6)
The amount shown reflects a special retention award in the form of RSAs which vest in February 2017.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2013, for our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
						Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
	Number of Securities Underlying Unexercised Options/SSARs
				Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Paul H. Stebbins						13,828	(2)	$596,816
Executive Chairman						53,635	(3)	2,314,887
						6,316	(4)	272,599	6,316	(7)	$272,599
Michael J. Kasbar		38,431	(5)	$39.580	03/15/18	13,828	(2)	596,816
President and Chief		29,991	(6)	$45.517	03/15/18	53,635	(3)	2,314,887	90,000	(8)	3,884,400
Executive Officer
Ira M. Birns		21,083	(5)	$39.580	03/15/18	3,406	(2)	147,003
Executive Vice		12,811	(6)	$45.517	03/15/18	13,188	(3)	569,194
President and Chief						16,675	(3)	719,693	20,000	(8)	863,200
Financial Officer
Michael S. Clementi						12,632	(2)	545,197
Aviation Segment						10,692	(4)	461,467
President, World						34,781	(9)	1,501,148
Fuel Services, Inc.						21,383	(10)	922,890
						58,507	(11)	2,525,162

(1)
The amounts in this column are based on the closing price of our common stock on December 31, 2013 of $43.16.

(2)
This amount reflects restricted shares that vest in March 2014, subject to earlier vesting upon a change of control or qualifying termination of employment.

(3)
This amount reflects RSUs that vest 50% in March 2014 and 50% in March 2015, subject to earlier vesting upon a change of control or qualifying termination of employment.

(4)
This amount reflects service-based RSUs that vest in March 2014, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(5)
This amount reflects SSARs that vest 33% in March 2014 and March 2015 and 34% in March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment.

(6)
This amount reflects premium-priced SSARs that vest 33% in March 2014 and March 2015 and 34% in March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment. The conversion price of these shares is equal to 115% of the fair market value on the date of grant.

(7)
This amount reflects the maximum amount of performance related RSUs which could be earned based on achieving specific Net After-Tax Income growth for the year ending December 31, 2013. Based on the actual change in Net

  After-Tax Income for 2013 of 7.3%, no RSUs were earned and therefore these RSUs were forfeit in 2014. See the "Grants of Plan-Based Awards Table" for more information on these performance related RSUs.

(8)
This amount reflects the number of performance-based RSAs which would be earned by the named executive officer in 2017 assuming a minimum CAGR in EPS of 10%. These awards were granted in March 2012 and are subject to being earned based on a threshold amount of 10% up to a maximum of 25% CAGR in EPS during the five-year Measurement Period ending December 31, 2016, subject to the executive's continued service throughout the Measurement Period. Any earned portion will vest on the date after December 31, 2016 on which the Compensation Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite CAGR in EPS has been achieved for the Performance Period but in no event later than March 15, 2017.

(9)
This amount reflects RSUs that vest 50% in March 2014 and 50% in March 2015, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(10)
This amount reflects RSUs that vest 50% in March 2015 and 50% in March 2016, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(11)
This amount reflects service-based RSUs that vest in March 2017, subject to earlier vesting upon a change of control or a qualifying termination of employment.

Option Exercises and Stock Vested

        The following table sets forth the stock vested during the year ended December 31, 2013 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting	Value Realized on Vesting(3)
Paul H. Stebbins	27,873	$781,849	46,743	$1,850,942
Executive Chairman
Michael J. Kasbar	78,951	2,270,500	40,645	1,608,729
President and Chief Executive Officer
Ira M. Birns	18,677	584,479	18,336	725,739
Executive Vice President and Chief Financial Officer
Michael S. Clementi	73,332	2,580,000	16,717	661,659
Aviation Segment President, World Fuel Services, Inc.

(1)
The amounts shown in this column reflect the number of shares acquired upon the exercise of options and conversion of SSARs. The number of shares acquired upon conversion of SSARs only represents the number of shares that is equivalent to the value realized upon conversion.

(2)
For option exercises and SSAR conversions, the value realized is calculated by multiplying (a) the difference between the share price of our common stock at the time of conversion/exercise and the option exercise or SSAR conversion price by (b) the number of shares of common stock underlying the option or SSAR. The value realized does not represent cash received by the named executive officer, which may differ based on when the acquired shares are ultimately sold by the named executive officer.

(3)
The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of restricted stock that vested. The value realized does not represent cash received by the named executive officer which may differ based on when the acquired shares are ultimately disposed of by the named executive officer.

Non-Qualified Deferred Compensation

        The following table sets forth non-qualified deferred compensation during the year ended December 31, 2013 for the named executive officers set forth below.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Paul H. Stebbins(1)	$666	$20,899
Executive Chairman
Michael J. Kasbar(1)	$6,062	$190,339
President and Chief Executive Officer

(1)
The prior employment agreements for Messrs. Stebbins and Kasbar provided that any bonuses payable to either of them that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible (or until the year in which the executive's employment terminates or the employment agreement expires), and that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned in a prior fiscal year by Messrs. Stebbins and Kasbar equal to $12,000 and $109,375, respectively, was deferred pursuant to those provisions of their employment agreements and remains unpaid. Because the aggregate earnings in the last fiscal year did not constitute "above market earnings" within the meaning of the applicable SEC rules, these amounts are not reflected in the Summary Compensation Table.

Potential Payments upon Termination of Employment or Change of Control

        As described in greater detail below, our agreements with each of Messrs. Stebbins, Kasbar, Birns and Clementi provide for the payment of certain compensation and benefits in the event of the termination of the executive's employment, the amount of which varies depending upon the reason for such termination.

Messrs. Stebbins and Kasbar

        On March 14, 2008, we entered into agreements with Mr. Stebbins and Mr. Kasbar (each, an "Executive") containing identical terms. On August 26, 2011, each of the agreements was amended to reflect the transition of (i) Mr. Kasbar from President and Chief Operating Officer to President and Chief Executive Officer and (ii) Mr. Stebbins from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board, effective January 1, 2012. The Kasbar agreement, as amended effective January 1, 2012, (the "Kasbar Agreement") provides for an annual base salary as determined by our Compensation Committee in its sole discretion, termination severance benefits, and such incentives and other compensation and amounts as our Compensation Committee may determine from time to time in its sole discretion. The Kasbar Agreement expires on December 31, 2016, unless terminated earlier, and will automatically extend for successive one-year terms unless either party provides written notice to the other at least one year prior to the expiration of the term that such party does not want to extend the term.

        The Stebbins agreement, as amended effective January 1, 2012 (the "Stebbins Agreement" and, together with the Kasbar Agreement, the "Agreements"), provides for an annual base salary of $750,000, which is subject to change from time to time as determined by the Compensation Committee in its sole discretion, and termination severance benefits. In addition, subject to approval of the Compensation Committee, Mr. Stebbins will be eligible to receive annual equity-based awards with a grant-date value targeted at $500,000, 50% in the form of service-based RSUs and 50% in the form of performance-based RSUs. The initial term of the Stebbins Agreement expired two years from the effective date of the amendment, unless terminated earlier, and automatically extends for successive one-year terms unless either party provides written notice to the other at least 6 months prior to the expiration of the term that such party does not want to extend the term.

        The following definitions apply under the Agreements:

        "cause" means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by the Executive, which results in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of the Executive to perform his duties under the Agreements; (v) a willful and material breach by the Executive of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Agreements (and in the case of (i) through (v) the failure to cure such breach) or (vi) a material breach by the Executive of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

        "change of control" is deemed to have occurred if (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least 20% of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning less than 51% of the total voting power of the capital stock of the surviving company; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; (iv) we are liquidated or dissolved or we sell all or substantially all of our assets; (v) we enter into an agreement or our Board passes a resolution to do any of the items listed in (i)-(iv) above and the Executive's employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the event takes place.

        "good reason" means (i) any reduction in the annual base salary of the Executive to a level that is less than 85% of the Executive's base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent reduction that is remedied by us; (ii) following a change of control, our failure to provide the Executive his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by the Executive in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require the Executive to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor's agreement to perform and assume the Agreements, (v) without the express prior written consent of the Executive, assigning the Executive any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status, and (vi) a voluntary termination by the Executive for any reason within 30 days following the first anniversary of a change of control. The Stebbins Agreement, as amended effective January 1, 2012, provides that the transition from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board will not constitute good reason for Mr. Stebbins.

        Pursuant to the Agreements, we will pay and provide the following to the Executive if the following termination events occur:

         Termination by the Executive without Good Reason, by the Company for Cause or by the Company due to the Executive's Death or Disability:

        The "accrued obligations" listed below:

  •
  all accrued but unpaid base salary through the end of the term of the Agreements;

  •
  any accrued but unpaid annual cash incentive awards (referred to in this discussion and in the Agreements as a "bonus") for bonus periods ending prior to the date the Agreements terminate and, if termination is due to any reason other than termination by the Company for cause or by the Executive without good reason, a pro rata bonus for the bonus period in which the date of termination occurs (or in the case of Mr. Stebbins at any time on or following January 1, 2012, any accrued and earned but unpaid bonus with respect to the 2011 performance period);

  •
  any unpaid or unreimbursed expenses incurred in accordance with our policy;

  •
  any benefits accrued prior to, or otherwise provided after, termination of employment under our employee benefit plans, programs or arrangements in which the Executive participates;

  •
  any rights or benefits under any stock option, restricted stock, RSU, SAR or other equity award that extend beyond the term of the Agreements; and

  •
  any rights to indemnification by virtue of the Executive's position as our officer or director, whether pursuant to the terms of the Agreements, our By-Laws or otherwise, and the benefits under any directors' and officers' liability insurance policy maintained by us.

         Termination by the Executive for Good Reason, by the Company without Cause, Following a Change of Control or Non-Renewal:

  •
  the accrued obligations;

  •
  an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two-year period immediately following the termination date;

  •
  continued health insurance coverage in effect as of the termination date for the Executive and his immediate family until the Executive is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity;

  •
  after the Executive is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to the Executive and his immediate family until the Executive turns 65 or, if earlier, the date on which neither the Executive nor his surviving spouse is living provided that (i) coverage will not be provided for any period where the Executive is eligible to receive coverage through employment or services provided to another person or entity, (ii) coverage will not be provided for any dependent over age 21 other than the Executive's spouse, and (iii) the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and

  •
  a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the "restricted period" (as defined below).

        The Agreements require the Executive to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the Agreements and for two years following termination of the Executive's employment for any reason (referred to above as the "restricted period") other than a termination following a change of control not approved by our Board. The Executive is also required to cooperate with us regarding existing or future litigation or other proceedings after the term and to abide by certain non-disparagement provisions. The Executive's right to receive the foregoing payments and benefits other than the accrued obligations is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to the Company if requested to do so.

        In the event that (a) we terminate the Agreements without cause, (b) the Executive terminates for good reason or (c) the Agreements are not renewed, any portion of an outstanding equity award that is not vested on the date of termination will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In addition, if the termination is due to the Executive's death or disability, all of the Executive's outstanding equity awards will vest and become immediately exercisable. However, pursuant to the amendment to Mr. Stebbins' agreement effective January 1, 2012, with respect to performance-based awards held by Mr. Stebbins, such payout will be determined based on actual performance during such period.

        In the event of a change of control following a termination of employment for Messrs. Stebbins or Kasbar, all of such Executive's outstanding equity awards will vest immediately, unless the successor company assumes any such awards or substitutes such awards for awards with no less favorable terms, in which case, vesting of those awards will not be accelerated upon the change of control but, subject to certain conditions, will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In such case, any of Mr. Kasbar's awards that have multiple annual performance conditions will vest and/or accelerate unless their performance conditions have not yet been met, in which case, the performance conditions will be waived if doing so would not cause an award to no longer be exempt from the deduction limitations imposed by Section 162(m) of the Code.

        Pursuant to the amendment to Mr. Stebbins agreement effective January 1, 2012, in the event of a change of control in which Mr. Stebbins does not become entitled to payout of his RSUs upon such change of control, any of Mr. Stebbins awards that are subject to any performance-based vesting criteria will no longer be subject to any performance-based vesting criteria (but will remain subject to service-based vesting criteria) and will be subject to full acceleration upon a qualifying termination by the Company without cause or by Mr. Stebbins for good reason.

        The Agreements provide that in the event that any amount or benefit payable under the Agreements, taken together with any amounts or benefits otherwise payable to the Executive by us or any affiliated company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax present value received by the Executive before such reduction.

        The Agreements also provide that any amounts that are not exempt from Section 409A of the Code will be subject to the required six-month delay in payment after termination of service if the Executive is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such delay period.

Mr. Birns

        In April 2007, we entered into an executive severance agreement with Mr. Birns, our Executive Vice President and Chief Financial Officer. The following definitions apply to Mr. Birns' executive severance agreement:

        "cause" means (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the severance agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board and not curing such failure; (ii) any willful and material breach of our Code of Conduct or any other policy; (iii) Mr. Birns' gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (vi) a material breach of the severance agreement that cannot be cured.

        "change of control" has the meaning assigned to such term in our By-Laws.

        "good reason" means (i) the assignment to Mr. Birns of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay Mr. Birns' base salary other than a reduction or failure remedied by us; (iii) within 2 years following a change of control, any failure by us to provide Mr. Birns his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to Mr. Birns in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require Mr. Birns to be based at any office or location outside of Miami-Dade or Broward County.

        Pursuant to the executive severance agreement, we will pay and provide the following to Mr. Birns if the following termination events occur:

         Termination by the Company for Cause; Termination by Mr. Birns without Good Reason:

  •
  an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination.

         Termination Due to Death or Disability:

  •
  an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid annual cash incentive award (referred to in this discussion and in the severance agreement as a "bonus") for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

  •
  a prorated bonus for the calendar year in which the employment is terminated, however, no bonus will be paid if Mr. Birns' termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

         Termination by the Company without Cause; Termination by Mr. Birns for Good Reason:

  •
  an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid bonus for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

  •
  continued health insurance coverage in effect as of the termination date for Mr. Birns and his immediate family for a period of up to 18 months. Such coverage will terminate earlier if Mr. Birns becomes eligible for health insurance coverage through employment or services provided to another person or entity; and

  •
  a severance payment in an amount equal to two times Mr. Birns' base salary as of the termination date, which will be paid in regular payroll installments over the 24-month period following termination, plus payment of a prorated bonus for the calendar year in which his employment is terminated, however, no bonus will be paid if Mr. Birns' termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

        We have the right to discontinue any of the payments in the preceding two bullet points, should Mr. Birns (i) fail to comply in any material respect with the confidentiality and restrictive covenant provisions of the executive severance agreement or (ii) fail to provide agreed upon post-termination services as provided for in the executive severance agreement.

        The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise payable to Mr. Birns by the Company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced to avoid any payments or benefits being nondeductible by the Company.

Mr. Clementi

        On March 14, 2008, World Fuel Services, Inc., our principal domestic operating subsidiary ("WFS"), entered into a new employment agreement with Mr. Clementi, President of our aviation segment, effective January 1, 2008. The term of the agreement was initially scheduled to end on December 31, 2010, subject to automatic extension for successive one year terms unless either party provides written notice to the other 60 days prior to the expiration of the term that such party does not want to extend the term. On March 1, 2013, the agreement was amended to, among other things, alter the formula used to calculate Mr. Clementi's annual incentive compensation, effective January 1, 2013. During the term of the agreement, Mr. Clementi will receive an annual base salary of $500,000 and, consistent with our pay-for-performance philosophy, will be eligible to receive an annual cash incentive award (referred to in this discussion and the employment agreement as an "annual performance bonus") tied to the Growth in Aviation NOI as follows:

  •
  the annual performance bonus will equal a percentage of Aviation NOI minus Mr. Clementi's base salary; and

  •
  the annual performance bonus will be allocated between a cash bonus and a RSU award in certain cases.

In any year where net operating income growth of the aviation segment is negative, Mr. Clementi will not be eligible to receive an annual performance bonus. However, pursuant to the March 2013 amendment, for 2013 only, the percentages of net operating income paid out at each level of Growth in Aviation NOI achieved in 2013 are not negatively impacted by the negative Growth in Aviation NOI for 2012.

        Mr. Clementi's base salary and annual performance bonus combined cannot exceed $5,000,000 per year. Mr. Clementi is also be eligible to participate in all benefits offered by the Company to its senior executives, including medical and dental insurance, short-term and long-term disability, flexible spending account, life insurance and the 401(k) profit sharing plan. For further information regarding Mr. Clementi's compensation program, please refer to the discussion on beginning on page 31 above.

        The following definitions apply to Mr. Clementi's employment agreement:

        "cause" means (i) the willful, material failure by Mr. Clementi to perform his duties consistent with his position or to comply with the obligations of the employment agreement, or his willful, material failure to carry out the reasonable and lawful directions of our Board and not curing such failure; (ii) Mr. Clementi's gross negligence or willful misconduct which is harmful to WFS, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iii) use of alcohol, drugs or other similar substances during work hours, other than at a WFS sanctioned event, or at any time in a manner that adversely affects his work performance; (iv) his being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (v) a material breach of the employment agreement, Code of Conduct, Securities Trading policy or any other related corporate and personnel policies generally applicable to our executives or employees that cannot be cured.

        "change of control" has the meaning assigned to such term in the WFS By-Laws.

        "good reason" means, after a change of control has occurred (i) WFS assigns Mr. Clementi any duties inconsistent in any material respect with his position (including status, title and reporting requirements), authority, duties or responsibilities, or any other action by WFS that results in a material diminution in such position, authority, duties or responsibilities, excluding any action not taken in bad faith and which is remedied by WFS; (ii) any reduction in, or failure to pay, his base salary, other than a reduction or failure that is remedied by WFS;

(iii) within two years following a change of control, WFS fails to provide his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by WFS; and (iv) WFS requires him to be based at a location outside of Miami-Dade or Broward County, Florida.

        Pursuant to the agreement, we will pay and provide the following to Mr. Clementi if the following termination events occur:

         Termination by WFS with Cause, Resignation by Mr. Clementi without Good Reason or Non-Renewal by Mr. Clementi:

  •
  all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, excluding any bonus earned for any bonus period ending on or before the date of termination if Mr. Clementi resigns without good reason or is terminated by WFS with cause.

         Termination due to Death or Disability:

  •
  all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination; and

  •
  a prorated bonus for the calendar year in which the agreement was terminated, but only if he would have earned a bonus had he remained employed by WFS for that entire calendar year.

         Termination by WFS without Cause or Non-Renewal by WFS:

  •
  all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;

  •
  WFS will continue to pay Mr. Clementi his base salary then in effect for the 24 month period (12 month period for non-renewal by WFS) immediately following the date of termination;

  •
  continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA, and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA; and

  •
  a lump sum of $1,500,000 ($750,000 for non-renewal by WFS) within 5 business days of the last day of the "restricted period" (as defined below) (or, in the case of non-renewal by WFS, within 5 business days of the second anniversary of the termination date).

         Termination by WFS without Cause or by Mr. Clementi for Good Reason within two years following a Change of Control:

  •
  all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;

  •
  an amount equal to the sum of (A) two times the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect plus (B) the greater of (x) the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect, and (y) the average of the annual bonuses paid by WFS for the 3 most recently completed calendar years ending on or before the date of termination (including years prior to the effective date of the agreement), such amount to be payable in 24 equal consecutive monthly installments commencing on the first monthly anniversary of the date of termination; and

  •
  continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA.

        The agreement requires Mr. Clementi to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the agreement and either (i) the two years following termination of employment for any reason other than expiration of the term due to WFS electing not to extend the term or (ii) one year following termination of employment as a result of WFS electing not to extend the term (referred to above as the "restricted period"). Mr. Clementi's right to receive the foregoing payments and benefits other than the accrued obligations (including any bonus earned for any bonus period ending on or before the date of termination) is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to WFS if requested to do so.

        Upon termination of Mr. Clementi's employment other than by WFS with cause, in addition to the amounts and benefits discussed above, Mr. Clementi will be entitled to any rights afforded to him under any equity award agreements arising from the termination of his employment. The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise paid to Mr. Clementi by WFS or any affiliated company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax value received by Mr. Clementi before such reduction.

        The agreement provides that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service if Mr. Clementi is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such period. In addition, on May 20, 2011, the Company and Mr. Clementi amended Mr. Clementi's employment agreement in order to effect technical changes meant to comply with Section 409A of the Code.

Potential Payments upon Termination of Employment or Change of Control

        The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2013 termination date and, where applicable, using the closing price of our common stock of $43.16 (as reported on the

NYSE on December 31, 2013). These tables do not reflect amounts that would be payable to the named executive officers pursuant to benefits and awards that have already vested.

	Cash Severance Payment	Continuation of Medical/ Welfare Benefits	Other Cash Compensation(3)	Acceleration and Continuation of Equity Awards(4)(5)		Total
Mr. Stebbins
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$107,437	$—		$107,437
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(1)	$3,000,000	$194,194	$107,437	$3,184,302	(6)	$6,485,933
Change of Control(1)(2)	$5,000,000	$194,194	$107,437	$3,184,302	(6)	$8,485,933
Death or Disability	$—	$—	$107,437	$3,184,302		$3,291,739
Mr. Kasbar
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$710,513	$—		$710,513
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(1)	$3,000,000	$194,389	$710,513	$3,049,286	(6)	$6,954,188
Change of Control(1)(2)	$5,000,000	$194,389	$710,513	$3,049,286	(6)	$8,954,188
Death or Disability	$—	$—	$710,513	$3,049,286		$3,759,799
Mr. Birns
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$43,304	$—		$43,304
Termination by Company without Cause	$900,000	$41,778	$318,804	$1,634,934		$2,895,516
Termination by Executive for Good Reason(1)	$900,000	$41,778	$318,804	$986,455		$2,247,037
Change of Control(1)(2)	$—	$—	$43,304	$1,511,367		$1,554,671
Death or Disability	$—	$—	$318,804	$1,579,315		$1,898,119
Mr. Clementi
Termination by Executive without Good Reason, by Company for Cause or Non-renewal by Executive	$—	$—	$—	$—		$—
Termination by Company without Cause	$2,500,000	$40,633	$1,477,445	$3,885,350		$7,903,428
Non-renewal by Company	$1,250,000	$40,633	$1,477,445	$2,885,505		$5,653,583
Termination by Executive for Good Reason(1)	$—	$—	$—	$999,845		$999,845
Change of Control(1)(2)	$1,963,780	$40,633	$1,477,445	$5,955,864		$9,437,722
Death or Disability	$—	$—	$1,477,445	$1,461,311		$2,938,756

(1)
Please see the discussion immediately preceding this table on pages 44 to 51 regarding the obligations the executive must fulfill in order to receive these payments and benefits, such as satisfying restrictive covenants for a certain period of time after the termination event before any cash severance payment is made, and our right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

(2)
For the purposes of this table, we have assumed that a change of control occurred on December 31, 2013.

(3)
This column shows any other cash compensation that is due to the executives such as bonus, accrued but unused paid time off and deferred compensation. The amounts in this column for Messrs. Stebbins and Kasbar include deferred compensation, including interest, which would be paid to them as of December 31, 2013.

(4)
The amounts in this column relating to both SSARs and performance-related SSARs represent the value of unvested and accelerated awards as of December 31, 2013, calculated by multiplying the number of accelerated awards by the difference between the conversion price and the closing price of our common stock on December 31, 2013. The amounts in this column relating to both restricted stock and performance-related restricted stock represent the value of unvested and accelerated stock as of December 31, 2013, calculated by multiplying the number of accelerated shares by the closing price of our common stock on December 31, 2013.

(5)
Under the change of control scenario, we have assumed that the equity-based awards for each executive were not assumed or substituted by the successor company in order to show the full value that each executive would receive as a result of accelerating the vesting of the executive's outstanding awards upon the occurrence of a change of control. If such awards are assumed or substituted by the successor company, their vesting terms would not be accelerated.

(6)
Please see the discussion immediately preceding this table on page 46 regarding the acceleration of equity-based awards with multiple annual performance conditions under these termination scenarios.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is not inconsistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

        For purposes of our policy, we review all of the following relationships and transactions between us and:

  •
  our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;

  •
  any person we know to be the beneficial owner of more than 5% of any class of our voting securities; and

  •
  any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing.

        Pursuant to our policy, the Governance Committee will review any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $10,000, and in which any related person had, has or will have a direct or indirect interest. The foregoing rule will not be applied to (i) the employment of an executive officer or compensation of a director if such executive officer's or director's compensation is required to be, or otherwise would be required to be, reported under the SEC's compensation disclosure requirements, (ii) any transaction with a public corporation where the related person's only relationship is as a beneficial owner of less than 1% of that corporation's publicly traded securities or (iii) any transaction where the related person's interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends).

        The Governance Committee reviews any such related person transaction and determines whether to approve any such transaction. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

  •
  the benefits to us;

  •
  the impact on a director's independence, if relevant;

  •
  the availability of other sources for comparable products or services;

  •
  the terms of the transaction; and

  •
  the terms available to unrelated third parties or to employees generally.

        A related person transaction will only be approved by the Governance Committee if the Governance Committee determines that the related person transaction is not inconsistent with our best interests and those of our shareholders. The Governance Committee's approval is not a directive to enter into the related person transaction, rather it is evidence that the Governance Committee does not object to the transaction based on relatedness issues. Annually, the Governance Committee will review any ongoing related person transactions to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

        There were no reportable transactions in 2013.

 PROPOSAL NO. 2—NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

        The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long-term strategic objectives and (iv) align executives' interests with those of our shareholders.
Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on an advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 24 of this Proxy Statement, and the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our named executive officers and evaluating our executive compensation principles, policies and procedures.

        The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

  •
  Total compensation is tied to performance. The majority of total executive compensation is variable and delivered on a pay-for-performance basis.

  •
  Long-term equity compensation aligns executives' and shareholders' interests. Our named executive officers receive equity awards, which generally have multi-year vesting requirements.

        This framework has resulted in compensation for our named executive officers that is commensurate with our financial results, as demonstrated by the bar graph on page 26 of this Proxy Statement and the related tabular quantifications and narratives.

        Accordingly, we are asking our shareholders to vote, in an advisory manner, "FOR" the adoption of the following resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED."

Vote Required

        The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS
DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE
COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE
DISCUSSION CONTAINED ABOVE IN THIS PROXY STATEMENT.

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Introduction

        In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") to act as our independent registered certified public accounting firm for fiscal year 2014.

        The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the shareholders do not ratify the selection of PwC as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.

        Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

Fees and Services of PricewaterhouseCoopers LLP

        The following table presents aggregate fees for professional audit services rendered by our independent registered certified public accounting firm, PwC, for the audit of our consolidated financial statements for the fiscal years ended December 31, 2013 and 2012, and fees billed for other services rendered by PwC during those periods.

Services Rendered
(In thousands)

	2013	2012
Audit Fees	$3,848	$3,576
Audit-Related Fees	35	35
Tax Fees	3	28
All Other Fees	243	9

Total	$4,129	$3,648

        Audit Fees.    These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

        Audit-Related Fees.    These amounts primarily represent fees for professional services rendered for the audit of the financial statements of our employee benefit plans and of a potential acquisition.

        Tax Fees.    In the interest of auditor independence, the Audit Committee has elected to segregate tax services from audit services.

        All Other Fees.    These amounts represent fees for advisory and consulting services rendered for a review of certain Company policies and procedures. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC's independence.

Audit Committee Pre-Approval Policy

        The Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditor to assure that providing such services does not impair the auditor's independence. There are two types of pre-approval under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved. Specific pre-approval must be obtained from the Audit Committee.

        The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent registered certified public accounting firm so long as such services: (a) involve fees of less than $25,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
FOR THE 2014 FISCAL YEAR

 PROPOSAL No. 4—REAPPROVAL OF THE MATERIAL TERMS OF THE
PERFORMANCE MEASURES UNDER THE OMNIBUS PLAN.

Introduction

        We are asking our shareholders to reapprove the performance measures contained in our Omnibus Plan in order to maintain the deductibility of annual and long-term equity awards granted at or following our 2014 annual meeting of shareholders of the Company to our senior executives covered by Section 162(m). At the 2009 annual meeting of shareholders of the Company, the shareholders approved the amended and restated Omnibus Plan, which provides incentive award opportunities to our officers and employees. There have been no changes to the list of potential performance measures contained in the Omnibus Plan since it was approved, as amended and restated, in 2009 by the shareholders, and this proposal does not seek any amendment of the existing provisions of the Omnibus Plan.

        In general, Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year for each of a publicly held corporation's chief executive officer and three other most highly compensated executive officers (other than its chief financial officer). However, compensation above $1 million may be deducted if it qualifies as "performance-based" compensation within the meaning of Section 162(m) of the Code.

        The performance measures set forth in the Omnibus Plan are intended to allow us to qualify certain of our equity awards as "performance-based" compensation and therefore not subject to the Section 162(m) limitation for the federal income tax deduction. For compensation paid under the Omnibus Plan to be "performance-based," our Compensation Committee must establish in advance one or more objective performance standards that must be achieved for the compensation to be paid and, at the end of the performance period, certify that the performance standard has been met. In addition, the maximum amount of compensation that can be paid must be determinable. Finally, compensation in excess of $1 million may be deducted if, among other things, it is payable upon the attainment of performance measures whose material terms are approved by our shareholders. Since our Compensation Committee retains discretion to select which performance goals will apply to a particular performance period, Section 162(m) requires that the material terms of such performance goals (including the employees eligible to receive awards under the Omnibus Plan and the maximum number of awards that may be granted to each such employee on an annual basis) be reapproved by our shareholders every five years. The sole effect of shareholder approval of this Proposal 4 will be to qualify the material terms of the performance measures under the Omnibus Plan as shareholder-approved for purposes of Section 162(m) of the Code.

General Plan Information

        The Omnibus Plan was originally adopted by the Board on May 5, 2006, and became effective on June 20, 2006 upon approval of the shareholders. The Omnibus Plan was subsequently amended by the Board and then amended and restated effective May 29, 2009 after approval of the shareholders at the 2009 annual meeting of shareholders. As of April 3, 2014, awards (net of canceled awards) covering an aggregate of approximately 4,435,000 shares of Company common stock ("Stock") had been granted under the Omnibus Plan, and approximately 3,240,000 shares of Stock (plus any shares that might in the future be returned to the Omnibus Plan as a result of cancellations or expiration of awards) remained available for future grant under the Omnibus Plan. No additional shares of Stock are being requested in connection with this Proposal 4. As of April 3, 2014, there were no outstanding options under the Omnibus Plan and there was an aggregate of approximately 2,144,000 restricted stock and RSU awards outstanding under the Omnibus Plan.

        The benefits and amounts that will be received by or allocated to participants under the Omnibus Plan from and after the 2014 Annual Meeting of Shareholders are not yet determinable because the types and amounts of awards and selection of participants are discretionary.

Material Terms of Performance Measures

1.
Eligibility.    As described in more detail below, any employee, officer or member of the Board of the Company or any of its subsidiaries (the "Subsidiaries") and any consultant or other person who performs services for the Company or any Subsidiaries is eligible to be granted an award under the Omnibus Plan.

2.
Business Criteria.    As described in more detail below, in granting "qualified performance-based compensation" awards, the Compensation Committee may base the relevant performance measures on one or more of the following business criteria:

•

earnings per share or diluted earnings per share;

•

revenues or margins;

•

cash flow;

•

operating margin;

•

return on assets, net assets, investment, capital, operating revenue equity, or sales;

•

economic value added;

•

direct contribution;

•

income or net income;

•

pretax earnings;

•

earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization;

•

earnings after interest expense and before extraordinary or special items;

•

operating income or net operating income;

•

income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company;

•

working capital or working capital management, including inventory turnover and days sales outstanding;

•

management of fixed costs or variable costs;

•

identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

•

total shareholder return;

•

debt reduction;

•

market share;

•

entry into new markets, either geographically or by business unit;

•

customer retention and satisfaction;

•

strategic plan development and implementation, including turnaround plans;

•

stock price; and

•

funds from operations.

3.
Plan Limits.    As described in more detail below, the maximum number of shares of Stock that may be subject to equity-based awards granted under the Omnibus Plan to any one individual with respect to one fiscal-year period is 600,000 and with respect to a multi-year performance period is 600,000 shares multiplied by the number of fiscal year periods (including portions thereof) over which the performance criteria are measured, and the maximum value of a non-stock based awards granted under the Omnibus Plan to any one individual with respect to one fiscal-year period is $2,500,000 and with respect to a multi-year performance period is $2,500,000 multiplied by the number of fiscal year periods (including portions thereof) over which the performance criteria are measured.

Vote Required

        Reapproval of the material terms of the performance measures under the Omnibus Plan requires the affirmative vote of the majority of the votes cast on the proposal. The Board has unanimously approved the material terms of the performance measures and believes that reapproval of the material terms of the performance measures under the Omnibus Plan is in the best interests of the Company and our shareholders.

        Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, and abstentions will have no effect on the outcome of the vote on this proposal.

Summary Description of the Omnibus Plan

        The principal features of the Omnibus Plan are summarized below. The following summary of the Omnibus Plan does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Omnibus Plan. Shareholders are urged to read the actual text of the Omnibus Plan in its entirety, which was filed as Appendix A to the Company's proxy statement filed with the SEC on April 27, 2009. Any shareholder who wishes to obtain a copy of the Omnibus Plan, free of charge, may do so by written request to our Corporate Secretary at our principal office at 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178.

Purpose

        The purpose of the Omnibus Plan is to: (i) attract and retain persons eligible to participate in the Omnibus Plan; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align participants' interests with those of the Company's other shareholders through compensation that is based on Stock; and thereby promote the long-term financial interests of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

Administration

        The Omnibus Plan is administered by the Compensation Committee. The Compensation Committee is selected by the Board and comprised exclusively of non-employee independent directors, who serve at the discretion of the Board. In the absence of the Compensation Committee, the Omnibus Plan shall be administered by the Board. The Compensation Committee may also delegate its responsibilities and powers to any person or persons it chooses, and such delegation may be revoked by the Compensation Committee at any time.

        Subject to the terms of the Omnibus Plan, the Compensation Committee is authorized to (i) select eligible recipients, (ii) determine the terms and conditions of the awards, (iii) construe and interpret the Omnibus Plan and awards, (iv) establish, amend and revoke rules and regulations for its administration and (v) amend the Omnibus Plan. Any interpretation of the Omnibus Plan by the Compensation Committee, and any decision made by the Compensation Committee under the Omnibus Plan, is binding and conclusive on all persons.

        The Omnibus Plan provides that no member of the Compensation Committee, or any other person acting pursuant to the authority delegated by the Compensation Committee, will be liable for any action or determination taken or made in good faith with respect to the Omnibus Plan or any award granted under the Omnibus Plan and is, to the extent permitted by law, to be fully indemnified and protected by the Company with respect to any such action or determination.

        In no event, however, does the Compensation Committee have the power to reprice options or stock appreciation rights ("SARs") with an exercise price that is less than the original exercise price. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Compensation Committee at any time.

Eligibility

        Any employee, officer or member of the Board of the Company or any of its Subsidiaries and any consultant or other person who performs services for the Company or any of its Subsidiaries is eligible for selection by the Compensation Committee to receive awards and participate in the Omnibus Plan. Incentive stock options ("ISOs") may be granted only to the Company's employees. The Company expects that as of April 3, 2014, approximately

3,350 employees and non-employee directors (of whom there are currently six eligible directors) are eligible to receive awards under the Omnibus Plan.

Types of Awards

        Under the Omnibus Plan, the Compensation Committee is authorized to grant stock options, SARs, stock unit awards, performance shares awards, restricted stock awards, RSUs awards, other stock based awards and performance unit awards.

  Stock Options and SARs

        The Compensation Committee is authorized to grant both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Compensation Committee, but may not be less than the fair market value of a share of Stock on the date of grant (or, in the case of ISOs granted to certain shareholders, 110% of the fair market value on the date of grant). For purposes of the Omnibus Plan, the fair market value of a share of Stock as of any given date is the closing sales price per share of Stock as reported on the principal securities exchange or market on which Stock is then listed or admitted to trading on the date that the award is granted or, if the grant date is not a trading day, the fair market value is the closing sales price per share of Stock on the most recent trading day prior to the date the award was granted. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee, provided, however, that in no event can an option or SAR remain exercisable after the seven-year anniversary of the date of grant. Methods of exercise and settlement and other terms of the options and the SARs are determined by the Compensation Committee. The Compensation Committee, thus, may permit the exercise price of options awarded under the Omnibus Plan to be paid in cash or in the discretion of the Compensation Committee, either by tendering shares of Stock (by actual delivery or attestation), or by the withholding of shares that otherwise would be delivered as a result of the exercise of the option, in each case valued at fair market value as of the day of exercise, or any combination thereof, as determined by the Compensation Committee.

  Stock-Based Awards and Performance Unit Awards

        Stock-based awards consist of: (1) stock unit awards, which entitle the participant to receive shares of Stock in the future; (2) performance share awards, which entitle the participant to receive shares of Stock upon the achievement of performance or other objectives during a specified period; (3) restricted stock awards, which are shares of Stock that are subject to forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service, achievement of performance or other objectives; (4) RSU awards, which entitle the participant to receive shares of Stock in the future subject to certain service and/or performance requirements; and (5) other stock-based awards, which are awards (other than stock options, SARs, stock unit awards, performance share awards, restricted stock awards or RSU awards), that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock. Performance unit awards entitle the participant to receive a designated dollar value amount of cash upon the achievement of performance or other objectives during a specified period. Stock-based awards subject to the achievement of performance objectives must be subject to a minimum vesting period of one year. Stock-based awards not subject to the achievement of performance objectives must be subject to a minimum vesting period of three years (provided that a pro-rata portion of such awards may vest each year during the vesting period), except that, up to 10% of the shares of Stock under the Omnibus Plan may be granted free of any vesting requirements and any shares of Stock issued to eligible persons pursuant to their election to receive shares of Stock in lieu of cash compensation do not count against this 10% limit.

  Performance Awards

        The Compensation Committee is authorized to grant performance-based awards to participants on terms and conditions established by the Compensation Committee. The performance measures to be achieved during any performance period and the length of the performance period are determined by the Compensation Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of Stock (in which case they are referred to as performance shares) or by reference to a designated amount of cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Compensation Committee. Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code. For purposes of Section 162(m), the term "covered employee" generally means the Company's chief executive officer and three other most highly compensated executive officers (other than its chief financial officer). If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Compensation Committee and not the Board.

        If and to the extent that the Compensation Committee determines that any award is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code, one or more of the following business criteria for the Company, on a consolidated basis, and/or for any Subsidiary, or for business or geographical units of the Company and/or any Subsidiary (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Compensation Committee in establishing performance measures for awards under the Omnibus Plan:

Business Criteria

•

earnings per share or diluted earnings per share;

•

revenues or margins;

•

cash flow;

•

operating margin;

•

return on assets, net assets, investment, capital, operating revenue equity, or sales;

•

economic value added;

•

direct contribution;

•

income or net income;

•

pretax earnings;

•

earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization;

•

earnings after interest expense and before extraordinary or special items;

•

operating income or net operating income;

•

income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company;

•

working capital or working capital management, including inventory turnover and days sales outstanding;

•

management of fixed costs or variable costs;

•

identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

•

total shareholder return;

•

debt reduction;

•

market share;

•

entry into new markets, either geographically or by business unit;

•

customer retention and satisfaction;

•

strategic plan development and implementation, including turnaround plans;

•

stock price; and

•

funds from operations.

        Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are selected by the Compensation Committee. The Compensation Committee may exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

        The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award, but may not exercise any discretion to increase any such amount.

Other Terms of Awards

        Awards may be settled in the form of cash, shares of Stock, other awards, or any combination thereof, as the Compensation Committee shall determine. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, which may include the payment or crediting of interest or dividend equivalents on deferred amounts, and may include such credits into deferred Stock equivalents. The Compensation Committee may condition the delivery of any shares or benefits under the Omnibus Plan on satisfaction of the applicable tax withholding obligations, and may permit such withholding obligations to be satisfied through cash payment by the participant, the surrender of shares of Stock which the participant already owns, the withholding of shares of Stock that otherwise would have been delivered pursuant to the award, or the surrender of shares of Stock to which the participant is otherwise entitled under the Omnibus Plan. Except as otherwise provided by the Compensation Committee, awards under the Omnibus Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

Acceleration of Vesting Upon Change of Control

        Except as otherwise provided in the Omnibus Plan, the Compensation Committee in its discretion may provide in the award agreement relating to the applicable award that, upon the occurrence of a Change of Control (as defined below), all outstanding options and SARs will become fully exercisable, and all stock units, RSUs, other stock awards, performance shares and performance units will become fully vested.

        The term "Change of Control" as defined in the Omnibus Plan means any one of the following events:

        (a)    any person or "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

        (b)   any merger, consolidation, reorganization or similar event of the Company or any of its Subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

        (c)    the individuals who, as of June 20, 2006 (the date the Omnibus Plan was originally approved by the shareholders) (the "Effective Date"), constituted the Board (as of the Effective Date, the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

        (d)   there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

Shares Available for Awards; Annual Per-Person Limitations

        The maximum total number of shares available under the Omnibus Plan, as adjusted for a 2-for-1 forward split of our Stock in December 2009, is equal to the sum of: (i) 4,900,000 shares of Stock; (ii) any shares of Stock available for future awards under the World Fuel Services Corporation 2001 Omnibus Plan, as amended, the World Fuel Services Corporation 1993 Non-Employee Directors Stock Option Plan, as amended, or any other prior long-term incentive plan adopted by the Company (the "Prior Plans") as of the Effective Date; and (iii) any shares of Stock that are represented by awards granted under the Omnibus Plan or any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

        If the exercise price of any option granted under the Omnibus Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the option, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Omnibus Plan. If and to the extent that shares of Stock are not delivered because an award is settled in cash or shares of Stock are withheld to satisfy applicable tax withholding obligations, those shares are not deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Omnibus Plan. Shares of Stock issued pursuant to awards granted in substitution for awards previously granted by a company acquired by the Company or Subsidiary, or with which the Company or any Subsidiary combines, do not reduce the limit on shares of Stock available for delivery under the Omnibus Plan.

        The maximum number of shares of Stock that may be issued as a result of the exercise of ISOs is 4,000,000 shares. The maximum number of shares of Stock that may be covered by stock options or SARs granted to any one individual with respect to any one fiscal year period (other than awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year) is 600,000 shares; and in addition, the maximum number of shares of Stock that may be covered by such awards granted to any one individual that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year is 600,000 shares multiplied by the number of complete fiscal year periods (and fractions thereof) over which the performance criteria are so measured.

        The maximum number of shares of Stock that may be subject to stock unit awards, restricted stock awards, RSU awards, other stock-based awards and performance share awards that are intended to be "performance-based compensation" (as that term is defined for purposes of Section 162(m) of the Code) granted to any one individual with respect to any one fiscal-year period (other than awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year) is 600,000. In addition, the maximum number of shares of Stock that may be covered by such awards granted to any individual that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year is 600,000 shares multiplied by the number of completed fiscal year periods (and fractions thereof) over which the performance criteria are so measured.

        For performance unit awards that are intended to be "performance-based compensation", no more than $2,500,000 may be subject to such awards to any one individual during any one fiscal year period; and in addition, the maximum value of any such awards measured based upon the satisfaction of performance criteria over a period of more than one fiscal year is $2,500,000 multiplied by the number of completed fiscal years, and fractions thereof, over which the performance criteria are so measured.

Adjustments

        In the event of a corporate transaction involving the Company that constitutes an equity restructuring under Accounting Standards Codification 718 ("ASC 718") (the successor provision to Statement of Financial Accounting Standards 123R, as amended), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, non-recurring cash dividend, the Compensation Committee will adjust each award to equalize the fair value of the award before and after any such equity restructuring, if and to the extent that such adjustment is required to avoid any incremental compensation cost with respect to the award under ASC 718 or other applicable financial accounting principles. In the event of any equity restructuring or any other corporate action (including any merger, consolidation, combination or exchange of shares), the Compensation Committee may make appropriate adjustments in the aggregate number of shares available for issuance under the Omnibus Plan or the exercise price of any option or SAR previously granted (and to any limitations on the number or kind of awards that may be granted under the Omnibus Plan in the future) to preserve the benefits or potential benefits of the awards. The Compensation Committee will have the discretion to make any other appropriate adjustments it deems necessary.

Amendment and Termination

        The Board may, at any time, amend or terminate the Omnibus Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or the participant's beneficiary if the participant is no longer living) adversely affect the rights of any participant or beneficiary granted under the Omnibus Plan prior to the date that the amendment is adopted by the Board. The Board may so amend the Omnibus Plan without further shareholder approval, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any securities exchange or quotation system on which shares of Stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the Omnibus Plan which might increase the cost of the Omnibus Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.

        The Omnibus Plan will be of unlimited duration. However, no awards may be granted under the Omnibus Plan after June 20, 2016 (except for awards granted pursuant to commitments entered into prior to that date).

Federal Income Tax Consequences of Awards

        The Omnibus Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

  Nonqualified Stock Options

        If a participant exercises a nonqualified stock option granted under the Omnibus Plan, the participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired over the exercise price. If the participant is an employee of the Company or any Subsidiaries, that income will be subject to Federal and state income and employment tax withholding. The participant's tax basis in those shares will be equal to their fair market value on the option exercise date, and the holding period for those shares begins on that date.

        If the participant pays for shares of stock on exercise of an option by delivering shares of the Company's stock, the participant will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the participant's tax basis in them. However, the participant will be taxed on the option exercise in the same manner described above as if the participant had paid the exercise price in cash. For the shares delivered as payment of the option exercise price, the participant's tax basis in the same number of shares received in the exchange will be equal to the participant's tax basis in the shares delivered and the holding period for those shares will include the holding period for the shares delivered. The participant's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the participant had exercised the option solely in exchange for cash.

        The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the participant, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

  Incentive Stock Options

        The Omnibus Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Only employees of the Company or any Subsidiary are eligible to be awarded ISOs under the Omnibus Plan. Under the Code, a participant generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the participant holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which is referred to herein as the "Required Holding Period," the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant's tax basis in that share will be long-term capital gain or loss. The participant's tax basis in a share held for the entire Required Holding Period is equal to the exercise price.

        If, however, the participant disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which is referred to herein as a "Disqualifying Disposition," the participant generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income you recognize will not exceed the gain, if any, realized on the sale. In summary, the ordinary income portion of a Disqualifying Disposition is the lesser of: the difference between 1) the fair market value on the exercise date and exercise price; and 2) the amount realized from the Disqualifying Disposition and the exercise price.

        If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date the option is exercised, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. If the participant exercises an ISO granted under the Omnibus Plan by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares, that is treated as making a Disqualifying Disposition of those shares. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the participant's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

        The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the participant, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

  Stock Awards

        Generally, if a participant receives a stock sward under the Omnibus Plan, the participant will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount the participant paid in exchange for the stock. If, however, the stock is not vested when it is received under the Omnibus Plan (for example, if the participant is required to work for a period of time in order to have the right to sell the stock), the participant generally will not recognize income until the stock becomes vested, at which time the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount you paid in exchange for the stock. The participant may, however, file an election with the Internal Revenue Service, within 30 days of the participant's receipt of the stock sward, to recognize ordinary compensation income, as of the date the participant received the stock award, equal to the excess, if any, of the fair market value of the stock on the date the Other Stock Award is granted over any amount you paid in exchange for the stock. If the participant is an employee of the Company or any Subsidiaries, the ordinary compensation income the participant recognizes will be subject to federal and state income and employment tax withholding.

        The participant's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as a stock award will be the amount paid for such shares, if any, plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as an stock award under the Omnibus Plan, the difference between the sale price and the participant's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which the participant would be required to recognize any compensation income.

        The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of the grant or vesting of a stock award, provided that the amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes the amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

  Stock Appreciation Rights

        If a participant converts a SAR awarded under the Omnibus Plan and receives the appreciation inherent in the SAR in cash, the cash will be taxable to the participant as ordinary compensation income at the time that the cash is received. If the participant receives the appreciation inherent in the SAR in shares of stock, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts the participant paid for the stock. If the participant is an employee of the Company or any Subsidiaries, the ordinary compensation income the participant recognizes will be subject to the withholding of Federal and state income and employment tax withholding. The participant's tax basis in any shares received in settlement of the SAR will be equal to their fair market value on the date the SAR is converted, and the participant's holding period will begin on that date.

        In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of a SAR. Upon the conversion of a SAR, however, the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of the conversion, provided that the amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

  Performance Unit Awards

        Performance unit awards entitle the participant to receive a cash award and, upon receipt of the cash award, the participant recognizes ordinary income equal to the cash award.

        The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the participant, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

  Section 162(m) Limitations

        Section 162(m) of the Code, generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Awards granted to employees under the Omnibus Plan whom the Compensation Committee expects to be covered employees at the time a deduction arises, may, if and to the extent that the Compensation Committee determines to do so, be granted in a manner that will qualify as such "performance-based compensation," so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the Omnibus Plan will qualify as "performance-based compensation" that are fully deductible by us under Section 162(m).

  Code Section 409A

        If any award constitutes a "nonqualified deferred compensation plan" under Section 409A of the Code (a "Section 409A Plan"), then the award will be subject to certain additional requirements discussed in the Omnibus Plan, if and to the extent required to comply with Section 409A of the Code. Any award agreement for any award that the Compensation Committee believes may constitute a Section 409A Plan, and the provisions of the Omnibus Plan applicable to that award, will be construed in a manner consistent with the applicable requirements of Section 409A, and the Compensation Committee, in its sole discretion and without the participant's consent, may amend any award agreement (and the provisions of the Omnibus Plan applicable thereto) if and to the extent that the Compensation Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. If any award agreement or award is deemed not to comply with Section 409A of the Code, then neither the Company, the Compensation Committee nor its or their designees or agents will be liable to any participant or other person for actions, decisions or determinations made in good faith.

  Importance of Consulting Tax Adviser

        The information set forth above is a summary only and does not purport to be complete. It is for general information only and is not intended or written to be used as tax advice. It is based on the U.S. federal income tax laws currently in effect and does not address state, local or foreign tax consequences. This summary also does not purport to deal with all material aspects of U.S. federal taxation that may be relevant to a participant's personal investment circumstances and does not discuss the tax consequences of those participants who are subject to special treatment under any country's income tax laws. Participants are strongly urged to consult with their tax advisor regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) that may affect participants in the Omnibus Plan and of potential changes in applicable tax laws.

Equity Compensation Information

        The following table summarizes securities authorized for issuance related to outstanding RSUs and SSARs under our Omnibus Plan (which was approved by our shareholders) and available for future issuance under our Omnibus Plan as of December 31, 2013 (in thousands, except weighted average price data), which represents all securities authorized for issuance under all our compensation plans:

Plan name or description	(a) Maximum number of securities to be issued upon exercise of outstanding RSUs and SSAR Awards	(b) Weighted average exercise or conversion price of outstanding RSUs and SSAR Awards		(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
2006 Omnibus Plan (amended and restated)	1,019	$10.07	(1)	3,495

(1)
Calculated without taking into account shares of Stock subject to the RSUs reported in column (a) and that will become issuable following vesting of such RSUs without any cash consideration or other payment required.

        There are no outstanding warrants to purchase our Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" REAPPROVAL OF THE MATERIAL TERMS OF THE
PERFORMANCE MEASURES UNDER THE OMNIBUS PLAN.

 SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

        Proposals for Inclusion in the Proxy Statement.    The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2015 Annual Meeting of Shareholders is December 15, 2014. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

        Proposals not Included in the Proxy Statement and Nominations for Director.    Shareholder proposals not included in the Company's proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in the Company's By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 29, 2015) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2015 Annual Meeting of Shareholders, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 29, 2015 and no later than the close of business on March 2, 2015. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in the Company's By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in the Company's securities. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

        The Company's By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information the Company deems appropriate to ascertain the nominee's qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

        The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. Such request and any shareholder proposals or director nominations should be sent to our Corporate Secretary at our principal executive offices.

OTHER MATTERS

        Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the annual meeting. However, if other matters should properly come before the annual meeting, it is intended that the persons named in the proxies will vote on such matters in accordance with their best judgment.

World Fuel Services Corporation 9800 Northwest 41st Street, Suite 400 Miami, FL 33178 Attn: Corporate Secretary	VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2014. Have your proxy card in hand when you access the web site and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by the date and time indicated on the reverse side.

VOTE IN PERSON

You may vote your shares in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR the Nominees listed in Proposal 1 and a Vote FOR Proposals 2, 3 and 4.

1. Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:	☐	☐	☐

01   Michael J. Kasbar

02   Paul H. Stebbins

03   Ken Bakshi

04   Richard A. Kassar

05   Myles Klein

06   John L. Manley

07   J. Thomas Presby

08   Stephen K. Roddenberry

	For	Against	Abstain

2. Approval of the non-binding, advisory resolution regarding executive compensation.	☐	☐	☐

3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified accounting firm for the 2014 fiscal year.	☐	☐	☐

4. Reapproval of the material terms of the performance measures under the World Fuel Services Corporation 2006 Omnibus Plan (as amended and restated).	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND ON ALL OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT.

For address changes and/or comments, mark here.                ☐

(Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

World Fuel Services Corporation

9800 Northwest 41st Street, Suite 400

Miami, FL 33178

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 29, 2014.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the Nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Paul H. Stebbins and Michael J. Kasbar, and each of them with full power of substitution, to vote your shares at the Annual Meeting or any adjournments or postponements thereof, with all the powers that you would possess if personally present, upon and in respect of the matters shown on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE